EXECUTION COPY






                           ROGERS COMMUNICATIONS INC.

                                     - and -

                                JVII PARTNERSHIP

                                     - and -

                    ROGERS CANTEL MOBILE COMMUNICATIONS INC.


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                             SHAREHOLDERS' AGREEMENT

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                                 August 16, 1999

ARTICLE 1. INTERPRETATION......................................................2

   1.1.  DEFINITIONS...........................................................2
   1.2.  SCHEDULES............................................................12
   1.3.  HEADINGS AND TABLE OF CONTENTS.......................................12
   1.4.  GENDER AND NUMBER....................................................13
   1.5.  CURRENCY.............................................................13
   1.6.  INVALIDITY OF PROVISIONS.............................................13
   1.7.  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.............................13
   1.8.  ENTIRE AGREEMENT.....................................................13
   1.9.  WAIVER, AMENDMENT....................................................13
   1.10.       GOVERNING LAW..................................................14
   1.11.       DEALING AT ARM'S LENGTH........................................14

ARTICLE 2. REPRESENTATIONS AND WARRANTIES.....................................14

   2.1.  REPRESENTATIONS AND WARRANTIES.......................................14

ARTICLE 3. GOVERNANCE RIGHTS..................................................15

   3.1.  GOVERNANCE RIGHTS....................................................15
   3.2.  CONSULTATION RIGHTS..................................................24
   3.3.  EXERCISE OF JV SHAREHOLDER VOTING RIGHTS.............................25
   3.4.  COOPERATION WITH RESPECT TO TAX EFFECTS..............................25
   3.5.  VETO BY JV SHAREHOLDER...............................................25
   3.6.  SURVIVAL.............................................................26

ARTICLE 4. ADDITIONAL COVENANTS...............................................26

   4.1.  ADDITIONAL COVENANTS OF RCI..........................................26
   4.2.  ADDITIONAL COVENANTS OF RCMCI........................................27
   4.3.  ADDITIONAL COVENANTS OF JV SHAREHOLDER...............................27
   4.4   TRANSFER OF INTERESTS IN JV SHAREHOLDER..............................28
   4.5   SURVIVAL.............................................................29

ARTICLE 5. GENERAL PROHIBITION ON TRANSFER OF SECURITIES......................29

   5.1.  GENERAL PROHIBITION ON TRANSFER OF SECURITIES........................29

ARTICLE 6. RIGHT OF FIRST NEGOTIATION.........................................29

   6.1.  GRANT OF RIGHT OF FIRST NEGOTIATION..................................29

ARTICLE 7. SALE OF SHARES BY JV Shareholder...................................44

   7.1.  SALE OF CLASS A SHARES BY JV SHAREHOLDER.............................44
   7.2.  EXCEPTION............................................................47
   7.3.  SURVIVAL.............................................................48

ARTICLE 8. CHANGE OF CONTROL OF RCI...........................................48

   8.1.  APPLICATION OF ARTICLE 8.............................................48
   8.2   DEFINITIONS..........................................................49
   8.3   SIGNIFICANT INFLUENCE................................................52
   8.4   CHANGES TO SCHEDULE "B"..............................................53
   8.5   ACQUISITION OF CONTROL OF RCI BY A DESIGNATED
         MATERIAL COMPETITOR OF AT&T..........................................55
   8.6   SHOTGUN RIGHTS AT FMV PLUS 5%........................................56
   8.7   SHOTGUN RIGHTS AT ANY SPECIFIED PURCHASE PRICE
         PER SECURITY.........................................................57
   8.8   ACQUISITION OF CONTROL OF RCI BY A NON-DESIGNATED
         MATERIAL COMPETITOR OF AT&T..........................................59
   8.9   CHANGE OF STATUS OF NON-DESIGNATED MATERIAL
         COMPETITOR OF AT&T...................................................59
   8.10        FAIR MARKET VALUE PER SECURITY OF RCMCI........................60
   8.11        GENERAL........................................................63

ARTICLE 9. PRE-EMPTIVE RIGHT..................................................65

   9.1   PRE-EMPTIVE RIGHT OF JV SHAREHOLDER..................................65
   9.2   NON-APPLICABILITY OF PRE-EMPTIVE RIGHT...............................66
   9.3   PRE-EMPTIVE RIGHT OF RCI.............................................66

ARTICLE 10. CLOSING PROCEDURES................................................66

   10.1.       CLOSING PROCEDURES.............................................66

ARTICLE 11. ARBITRATION.......................................................68

   11.1.       MEDIATION AND ARBITRATION......................................68
   11.2.       INJUNCTIVE RELIEF..............................................69

ARTICLE 12. GENERAL PROVISIONS................................................69

   12.1.       TERM...........................................................69
   12.2.       TERMINATION NOT TO AFFECT RIGHTS OR OBLIGATIONS................71
   12.3.       NOTICES........................................................71
   12.4.       TIME LIMITS....................................................75
   12.5.       FURTHER ASSURANCES.............................................75

   12.6.       COUNTERPARTS...................................................75
   12.7.       ENUREMENT......................................................75


                                    SCHEDULES


SCHEDULE "A"
         OWNERSHIP OF SECURITIES


SCHEDULE "B"
         LISTED MATERIAL COMPETITORS


SCHEDULE "C"
         PLEDGES OUTSTANDING


Schedule"D"
         CONFIDENTIALITY AGREEMENT

                             SHAREHOLDERS' AGREEMENT


     THIS AGREEMENT is made as of the 16th day of August, 1999,

B E T W E E N:

     ROGERS COMMUNICATIONS INC., a corporation incorporated under the laws of British Columbia

     (hereinafter called "RCI")



     - and -



     JVII PARTNERSHIP, a  general partnership formed  under the laws of Delaware

     (hereinafter called "JV Shareholder")



     - and -



     ROGERS CANTEL MOBILE COMMUNICATIONS INC., a corporation incorporated under the laws of Canada

     (hereinafter called "RCMCI")

RECITALS:

                  WHEREAS 90,468,259 Class A multiple voting shares (the "Class A Shares") and 31,310,160 Class B restricted voting shares (the "Class B Shares") of RCMCI are issued and outstanding;

                  AND WHEREAS the Shareholders are the legal and beneficial owners of all of the outstanding Class A Shares and certain of the Shareholders hold a portion of the outstanding Class B Shares;

                  AND WHEREAS the Shareholders and RCMCI wish to enter into this Agreement to govern certain aspects of their relationship as shareholders of RCMCI;

                  NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

                                   ARTICLE 1.
                                 INTERPRETATION

1.1.     Definitions

         In this Agreement,

         "ACE" means AT&T Canada Enterprises Company, a company amalgamated under the laws of Nova Scotia;

         "Affiliate" means a Person which, directly or indirectly, Controls, is Controlled by or is under common Control with another Person. For the purposes of this definition, (i) "Control" (including, with correlative meanings, the terms "Controlled by" and "under common Control with") means the possession of the power, in law or in fact, to direct or cause the direction of the management and policies of a corporation or other Person, whether through legal and beneficial ownership of a majority of Voting Shares of such Person or voting interests in such Person if not a corporation, by agreement or otherwise; and (ii) each of BT and its Affiliates and AT&T U.S. and its Affiliates shall be deemed to be an Affiliate of JV Shareholder (and vice versa); provided that BT and its Affiliates or AT&T U.S. and its Affiliates shall cease to be deemed to be an Affiliate of JV Shareholder (and vice versa), respectively, if they hold, directly or indirectly through the JV Shareholder, less than 5% of the Equity Shares of RCMCI and JV Shareholder shall provide written notice to the other Parties promptly after it has knowledge that either BT and its Affiliates or AT&T U.S. and its Affiliates have ceased to be deemed to be Affiliates of JV Shareholder;

         "Agreement" means this agreement and all schedules, if any, attached to this agreement, in each case as they may be supplemented or amended from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement, and unless otherwise indicated, references to Articles and sections are to the specified Articles and sections in this Agreement;

         "AT&T U.S." means AT&T Corp., a corporation incorporated under the laws of the State of New York;

         "AWS" means AT&T Wireless Services Inc., a wholly-owned subsidiary of AT&T U.S. incorporated under the laws of the State of Delaware;

         "Board of Directors" means the board of directors of RCMCI;

         "Brand Licence Agreement" means the revised brand licence agreement dated August 16, 1999 between ACE and Cantel, as the same may be renewed or amended from time to time;

         "Broadcasting Act" means the Broadcasting Act (Canada) as the same may be amended from time to time and any successor legislation;

         "BT" means British Telecommunications plc, a corporation incorporated under the laws of the United Kingdom;

         "Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

         "Cantel" means Rogers Cantel Inc., a corporation incorporated under the laws of Canada;

         "Class A Shares" means any Class A Multiple Voting Shares of RCMCI which are issued and outstanding from time to time and includes any shares or securities which may be converted or changed into Class A Multiple Voting Shares or which result from a consolidation, subdivision or reclassification or which are received by holders of Class A Multiple Voting Shares upon or as a result of any merger, amalgamation, arrangement, consolidation, reorganization or similar transaction of or involving RCMCI;

         "Class B Shares" means the Class B Restricted Voting Shares of RCMCI which are issued and outstanding from time to time and includes any shares or securities which may be converted or changed into Class B Restricted Voting Shares or which result from a consolidation, subdivision or reclassification or which are received by holders of Class B Restricted Voting Shares upon or as a result of any merger, amalgamation, arrangement, consolidation, reorganization or similar transaction of or involving RCMCI;

         "Concurrent Offer" means (i) an offer made in accordance with section 2 of the Trust Agreement by JV Shareholder or a Third Party to the holders of Class B Shares to purchase Class B Shares on the same terms and conditions as a purchase by JV Shareholder or such Third Party under section 6.1; or (ii) an offer made in accordance with section 2 of the JV Trust Agreement by RCI, an Affiliate of RCI or by a Third Party to the holders of the Class B Shares to purchase Class B Shares on the same terms and conditions as a purchase by RCI, such Affiliate of RCI or such Third Party under section 7.1;

         "Control" or "Controlled" other than for the purposes of the definition of Affiliate means, with respect to a Person, such Person holding securities to which are attached more than 50% of the total votes which, if exercised, are sufficient to elect a majority of the directors or similar positions of such Person;

         "Convertible Security" means any security which may be, directly or indirectly, converted into or exchanged for an Equity Share or which constitutes or carries a right to purchase an Equity Share or any other right to purchase an Equity Share;

         "Designated  Material Competitor of AT&T" has  the meaning set forth in section 8.2;

         "EBITDA" means an amount equal to the total net income of RCMCI, on a consolidated basis, prepared in accordance with generally accepted accounting principles, and excluding all extraordinary and other non-recurring and unusual items plus, to the extent deducted in calculating such net income, interest expense and other financing costs and expenses, depreciation, amortization and all taxes, whether or not deferred, applicable to the relevant period;

         "Equity Share" means any security or other interest in a Person which, directly or indirectly, confers upon the holder thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the relevant Person beyond a fixed sum or a fixed sum plus accrued dividends and any Voting Share, and, in the case of RCMCI, includes the Preference Shares, the Class A Shares and the Class B Shares;

         "Excluded Services" means the following services: television services (whether cable, broadcast, direct broadcast satellite or broadband wireless) and broadcast radio services,

         "Fair  Market  Value" for the  purposes of sections  6.1(k) and (o) and section 12.1(a) means (i) where the subject securities are listed on a stock exchange, the weighted average trading price of such securities during the 20 trading days immediately preceding the applicable calculation date on the stock exchange or stock association on which the highest volume of trading of such securities occurred during such 20 trading day period; and (ii) where the subject securities are not listed on a stock exchange or stock association, the fair market value as at the applicable calculation date determined in accordance with section 8.10;

         "Fixed Wireless Services" has the meaning set forth in the Brand Licence Agreement;

         "Independent Directors" means a director of RCMCI other than a director who (apart from being a director of RCMCI or any of its subsidiaries) is an employee, insider, associate (as the terms insider and associate are defined in the Securities Act) or Affiliate of RCI or one of its Affiliates;

         "Internet Access" has the meaning set forth in the Brand Licence Agreement;

         "Internet Services" has the meaning set forth in the Brand Licence Agreement;

         "JV" means JV Shareholder and its Affiliates;

         "JV Securities" means all of the Securities of RCMCI beneficially owned, directly or indirectly, by JV Shareholder at the particular time;

         "JV Threshold Amount" means that number of Equity Shares of RCMCI which constitutes 20% of the outstanding Equity Shares of RCMCI;

         "JV Trust Agreement" means the trust agreement dated August 16, 1999 among JV Shareholder, RCMCI and CIBC Mellon Trust Company, as trustee;

         "Licensee Controlling Interest" means the ownership of or control over fifty percent (50%) or more of the voting rights attached to the Voting Shares of Cantel or any of its subsidiaries which are permitted Sublicensees or such other percentage of the voting rights attached to Voting Shares of Cantel or any of its subsidiaries which are permitted Sublicensees that are sufficient, if exercised, to elect a majority of the board of directors of Cantel or any of its subsidiaries which are permitted Sublicensees;

         "material   subsidiary"   means  a   subsidiary   of  RCMCI  where  the
         unconsolidated EBITDA of such subsidiary, based on 12 month trailing EBITDA, constitutes more than 5% of the EBITDA of the RCMCI Group, based on 12 month trailing EBITDA, calculated on a consolidated basis.

         "Member of the Rogers Family" means (a) Edward S. Rogers O.C.; (b) any of the following Persons: (i) the spouse, for the time being and from time to time, of Edward S. Rogers O.C.; (ii) after the death of Edward
         S. Rogers O.C., the widow, if any, of Edward S. Rogers O.C.; (iii) the issue of Edward S. Rogers O.C. ; (iv) any half-sister of Edward S. Rogers O.C. and the issue of any such half-sister; (v) individuals adopted by Edward S. Rogers O.C. or by any of the issue of Edward S. Rogers O.C., provided that such individuals have not attained the age of majority at the date of such adoption, together with the issue of any such adopted individuals; provided that if any Person is born out of wedlock he or she shall be deemed not to be the issue of another Person for the purposes hereof unless and until he or she is proven or acknowledged to be the issue of such Person; (c) a Qualifying Trust; and (d) any Person designated by any of the foregoing to exercise voting rights provided that such Person is either one of the foregoing or has no beneficial interest in the securities for which such Person has been granted voting rights and has a fiduciary duty to exercise such voting rights in the best interests of one or more of the foregoing;

         "Mobile Communication Services" means communication services, where either the terminal from which the communication originated or a terminal on which the communication was alternately received, or both such terminals, are mobile radiocommunications devices (including, in each case, mobile communications devices that are being used in a fixed mode) and include, but are not limited to, cellular telephone equipment sales and related services, paging and mobile voice/data equipment sales and related services, local area personal communications network and all activities reasonably necessary or incidental thereto;

         "Mobile Wireless Services" means telecommunications services (including, voice, video or data) provided by means of radio frequencies that are or may be licensed, permitted or authorized now or in the future by United States or Canadian regulatory authorities, and in respect of which services the user equipment is capable of and intended for usage during routine movement, including halts at unspecified points, at more than one location throughout a wide area public or private wireless network. Mobile Wireless Services shall exclude Excluded Services;

         "Non Competition Agreement" means the non-competition agreement dated August 16, 1999 entered into between AT&T Canada Corp. and Cantel, as the same may be amended from time to time;

         "Party" means any of RCI, RCMCI, JV Shareholder and any Person who may become bound by the terms hereof; and "Parties" means all of them;

         "Permitted Transferee" means AT&T U.S. or BT or any Person in which AT&T U.S. or BT, or a combination thereof, owns directly or indirectly, at least a majority of the voting rights attached to all outstanding Voting Shares sufficient, if exercised, to elect a majority of the board of directors or similar governing body of such Person;

         "Person" means any individual, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated entity or association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

         "Pledge" means any mortgage, hypothecation, lien, charge, pledge, encumbrance, grant of security interest or similar arrangement with respect to assets or shares;

         "Preference Shares" means the convertible preference shares in the capital of RCMCI purchased by JV Shareholder from RCMCI under the Subscription Agreement;

         "Programming Undertaking" means "distribution undertaking" as set forth in the Broadcasting Act;

         "Qualifying Trust" means a trust (whether testamentary or inter vivos and whether now or hereinafter constituted) the primary beneficiaries of which are one or more of the Persons referred to in paragraph (a) or
         (b) of the definition of "Member of the Rogers Family" or the spouse, widow or widower, for the time being and from time to time, of any Person described in paragraph (b)(iii), (iv) or (v) of the definition of "Member of the Rogers Family" (provided that such spouse, widow or widower is living at the date hereof or is born after the date hereof) or a charity and none of the non-primary beneficiaries of which, who are Persons who are not individuals, carries on a business which is competitive with the business carried on by AT&T U.S. and its Affiliates;

         "RCMCI Group" means RCMCI together with its subsidiaries;

         "RCMCI Wholly-Owned Group" means RCMCI together with its wholly-owned subsidiaries;

         "Registration Rights Agreement" means the registration rights agreement dated August 16, 1999 entered into between JV Shareholder and RCMCI, as the same may be amended from time to time;

         "Related Agreements" means the Brand Licence Agreement, the Wireless Marketing, Technology and Services Agreement, the Non-Competition
         Agreement, the Supply and Marketing Agreement, the Share Purchase Agreement, the Subscription Agreement, the Registration Rights Agreement and the Warrant Amendment Agreement;

         "Right of First Negotiation" means the rights granted to JV Shareholder under section 6.1 or the rights granted to RCI under section 7.1, as the case may be;

         "Rogers Cable Territories" means the territories in which RCI or any of its Affiliates carries on from time to time a Programming Undertaking;

         "Rogers Family Holding Company" means a corporation which is Controlled by one or more Persons each of whom is a Member of the Rogers Family;

         "Rogers Group" means RCI and its Affiliates, the Members of the Rogers Family, the Rogers Family Holding Companies and the Affiliates of the Rogers Family Holding Companies;

         "Rogers Shareholders" means, collectively, the holders of Class A Shares which are members of the Rogers Group;

         "Securities" means any Equity Shares of RCMCI or Convertible Securities of RCMCI;

         "Securities Act" means the Securities Act (Ontario) and the rules and regulations thereunder, as the same may be amended from time to time and any successor legislation;

         "Shareholder" means the Persons specified in Schedule "A" who are registered holders of Securities;

         "Share Purchase Agreement" means the agreement dated August 5, 1999 under which Rogers Cablesystems Limited and Rogers Holdings Inc. agreed to sell an aggregate of 12,313,435 Class A Shares to JV Shareholder;

         "Sublicensees" means permitted sublicensees under the Brand Licence Agreement;

         "Subscription  Agreement" means the subscription agreement dated August
         5,  1999  between  RCMCI,  RCI  and  JV  Shareholder   under  which  JV
         Shareholder subscribed for the Preference Shares;

         "subsidiary" has the meaning set forth in the Securities Act;

         "Supply and Marketing Agreement" means the supply and marketing agreement dated August 16, 1999, as amended, entered into between AT&T Canada Corp. and Cantel as the same may be amended from time to time;

         "Third Party" means any Person or group or combination of Persons that is at arm's length to the Rogers Group and JV;

         "Transfer" includes any sale, exchange, assignment, transfer, distribution, gift, bequest, disposition, Pledge or other arrangement by which legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing; provided, however, that a Transfer shall not include
         (i) any Pledge granted by or on behalf of RCI or its Affiliates which is outstanding on the date hereof as described in Schedule "C" hereto or which is an amendment, renewal, extension, substitution, refinancing, restructuring, supplement or other modification of such Pledge, provided that no such amendment, renewal, extension, substitution, refinancing, supplement or other modification shall be on terms that have a material adverse effect on the rights of JV Shareholder hereunder or result in an additional number of Securities becoming subject to the Pledge other than in accordance with the existing terms of the Pledge unless, with respect to any such additional Securities, the Pledge satisfies the criteria set out in
         (ii) below; or (ii) any Pledge given in favour of a recognized financial institution as security for a bona fide loan or obligation and such financial institution agrees in writing to be bound by this Agreement, including, without limitation, the Right of First Negotiation, to the same extent as RCI, provided that such a Pledge shall not release RCI from any of its obligations under this Agreement; further provided that if AT&T and its Affiliates and/or BT and its Affiliates propose to Transfer Equity Shares in JV Shareholder (the "JV Shares"), and if after giving effect to such Transfer, AT&T and/or its Affiliates and/or BT and/or its Affiliates and/or their Permitted Transferees would own, directly or indirectly, less than a majority of the outstanding Equity Shares in JV Shareholder (calculated on a fully diluted basis) then the Transfer of the JV Shares shall be deemed to be a Transfer to which Article 7 shall apply, mutatis mutandis; and the word "Transferred", "Transferring", "Transferee" and similar words have corresponding meanings;

         "Trust Agreement" means the trust agreement dated July 25, 1991 among RCI (as successor to Rogers Canada Inc.), RCMCI and the CIBC Mellon Trust Company (as successor to National Trust Company), as trustee;

         "Voting Share" means any security carrying a voting right either under all circumstances or under circumstances that have occurred and are continuing;

         "Warrant Amendment Agreement" means the agreement dated August 16, 1999 to amend the Warrant Certificate;

         "Warrant Certificate" means the warrant certificate dated November 13, 1996 issued by RCMCI to AT&T Canada Enterprises Company and "Warrants" means the share purchase warrants evidenced by the Warrant Certificate;

         "Wireless Marketing, Technology and Services Agreement" means the wireless marketing, technology and services agreement dated August 16, 1999, as amended, entered into between AWS and Cantel;

1.2.     Schedules

         The following are the schedules attached to this Agreement:

         ------------------------------------- ---------------------------------
         Schedule "A"                          Ownership of Securities
              -Section 2.1(a)
         ------------------------------------- ---------------------------------
         ------------------------------------- ---------------------------------
         Schedule "B"                          Listed Material Competitors
              -Section 8.2
         ------------------------------------- ---------------------------------
         ------------------------------------- ---------------------------------
         Schedule "C"                          Pledges Outstanding
              -Section 1.1
         ------------------------------------- ---------------------------------
         ------------------------------------- ---------------------------------
         Schedule "D"                          Form of Confidentiality Agreement
              -Section 6.1(b)
         ------------------------------------- ---------------------------------


1.3.     Headings and Table of Contents

         The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4.     Gender and Number

         In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5.     Currency

         Except as otherwise expressly provided in this Agreement, all amounts in this Agreement are stated and shall be paid in Canadian currency.

1.6.     Invalidity of Provisions

         Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.7.     Generally Accepted Accounting Principles

         In this Agreement, except to the extent otherwise expressly provided, references to "generally accepted accounting principles" mean, for those principles stated in the Handbook of the Canadian Institute of Chartered Accountants, such principles so stated.

1.8.     Entire Agreement

         This Agreement together with the Related Agreements constitute the entire agreement between the parties hereto pertaining to the subject matter hereof. There are no other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein or therein.

1.9.     Waiver, Amendment

         Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

1.10.    Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and, subject to Article 11, each of the parties hereby submits to the exclusive jurisdiction of the courts of Ontario.

1.11.    Dealing at Arm's Length

         For the purposes of this Agreement, whether or not any Person is at, or deals at, arm's length with another Person shall be determined in accordance with the Income Tax Act (Canada).



                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES

2.1.     Representations and Warranties

         Each Shareholder hereby represents and warrants:

         (a)      that such Shareholder is the legal and beneficial owner of the
                  number  of   Securities   which  are  set  out  opposite  such
                  Shareholder's name in Schedule "A" hereto;

         (b) in the case of a Shareholder that is a corporation, that it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, that it has the corporate power and capacity to enter into and perform its obligations under this Agreement and that the execution and delivery of this Agreement have been duly authorized by it;

         (c) in the case of a Shareholder that is a partnership, that it is duly constituted and validly existing as a partnership under the laws of its jurisdiction of formation, that it has the power and capacity to perform its obligations under this Agreement and that the execution and delivery of this Agreement have been duly authorized by it; and

         (d) that this Agreement constitutes a valid and binding obligation enforceable against the Shareholder in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

                                   ARTICLE 3.
                                GOVERNANCE RIGHTS

3.1.     Governance Rights

         (a) So long as the Rogers Group Controls RCMCI, RCI agrees as shareholder of RCMCI to cause JV Shareholder to have the governance rights set forth in this section 3.1 to the fullest extent permitted by applicable law.

         (b) JV Shareholder shall have the right to nominate four individuals for election and appointment as directors to the Board of Directors and to the board of directors of Cantel out of a total number of 16 directors and RCI shall cause such individuals to be so elected or appointed. Such nominees shall include the chief executive officer of AWS, as long as no other Person that is not an Affiliate of AT&T U.S. has a larger equity interest in JV Shareholder than AT&T U.S. and its subsidiaries, and such other senior officers of JV as may be mutually agreed upon by JV Shareholder and RCI. The Parties acknowledge that a majority of the members of the Board of Directors and at least 80% of the board of directors of Cantel shall be resident Canadians. JV Shareholder's right to nominate directors is subject to any requirement for the appointment of "Canadian" directors. RCMCI shall reserve seats for non-Canadian members of the Board of Directors and the board of directors of Cantel for JV Shareholder, subject in the case of Cantel, to the maximum number of non-Canadian members permitted under applicable law. If there are any increases in the size of the Board of Directors or the board of directors of Cantel, JV Shareholder's rights to nominate directors shall be adjusted proportionately. At such time as the number of directors on the Board of Directors or the board of directors of Cantel is increased, JV Shareholder shall have the right to nominate such greater number of directors, if any, to make such nomination rights proportionate to its ownership of Equity Shares of RCMCI. At such time as RCMCI has any material subsidiaries (other than Cantel), RCMCI shall provide similar proportionate nomination rights for JV Shareholder on the board of directors of such material subsidiary.

         (c) JV Shareholder shall have the right to select two of JV Shareholder's nominees to the Board of Directors who will be appointed to each of the audit committee and executive committee of the Board of Directors and one of JV Shareholder's nominees to the Board of Directors who will be appointed to each of the compensation committee and pension committee of the Board of Directors. JV Shareholder shall have the right to select two of JV Shareholder's nominees who will be appointed to each other standing committee of the Board of Directors established from time to time. JV Shareholder shall have similar proportionate representation rights on committees of the board of directors of Cantel and any other material subsidiary. The Parties agree that JV Shareholder shall not nominate a majority of the members of any standing committee of the Board of Directors and the members of such standing committees shall be resident Canadians as required by applicable law.

         (d) JV Shareholder will have the right to nominate any new individual who is proposed as the Chief Technology Officer of RCMCI and Cantel or as the officer to perform a similar function subject to such nominee being approved by the Board of Directors. If such nominee is not approved by the Board of Directors, JV Shareholder's right to nominate shall again be exercised, and so on until the Board of Directors approves an JV Shareholder nominee. JV Shareholder acknowledges that it supports the individual currently holding the office of Chief Technology Officer of RCMCI.

         (e) JV Shareholder's prior written approval will be required for:

                  (i) a Transfer of all or substantially all of the assets of the RCMCI Group to a Person or Persons that are not members of the RCMCI Wholly-Owned Group;

                  (ii) any decision by the RCMCI Group that the RCMCI Group sell the Licensee Controlling Interest, provided that such restriction shall not require the prior written approval of JV Shareholder for any sale of Control of a subsidiary of RCMCI where the unconsolidated EBITDA of such subsidiary, based on 12 month trailing EBITDA, does not constitute more than 5% of the EBITDA of the RCMCI Group, based on 12 month trailing EBITDA, calculated on a consolidated basis provided that, in such event, such subsidiary will not be entitled to continue to have the benefit of the Brand Licence Agreement;

                  (iii) any amendment to the articles of incorporation or other constating document of any member of the RCMCI Group including the continuance of any member of the RCMCI Group under the laws of any other jurisdiction, or the making, amending or repealing of any by-laws of any member of the RCMCI Group, which would have an adverse effect on the rights attaching to any shares in the capital of a member of the RCMCI Group held by JV Shareholder or which would adversely affect the governance rights granted to JV Shareholder under this Agreement;

                  (iv) (A) any decision by the RCMCI Group to carry on a business other than Mobile Communication Services, Internet Services, Mobile Wireless Services, Internet Access provided by Mobile Wireless Services, and Fixed Wireless Services, except decisions to carry on any of the businesses as permitted to be carried on by Cantel by express exceptions to the restrictions contained in the Non-Competition Agreement and except for capital expenditures or investments in, or acquisitions of, businesses or assets outside of the foregoing businesses which do not exceed in the first five year period ending December 31, 2004 an aggregate of $225 million and which do not exceed more than an aggregate of $100 million in year one of such first five year period, an aggregate of $200 million in year one and year two of such first five year period and an aggregate of $225 million in year one, year two and year three of such first five year period and after year three of such first five year period do not exceed an aggregate of $225 million in any rolling five year period;

                           (B) any decision by RCI and its subsidiaries (including the RCMCI Group) to carry on Mobile
                           Communication Services, Internet Services, Mobile Wireless Services, Internet Access provided by Mobile Wireless Services or Fixed Wireless Services businesses in North America other than through a member of the RCMCI Group in or from Canada and other than the business of reselling the Mobile Communication Services, Mobile Wireless Services and Fixed Wireless Services of the RCMCI Group by RCI and its subsidiaries other than the RCMCI Group in or from Canada; provided that notwithstanding the foregoing, RCI and its subsidiaries (excluding the RCMCI Group) shall not be restricted from carrying on Fixed Wireless Services in the Rogers Cable Territories or outside Canada or Internet Services in or outside Canada;

                           (C) any decision by RCI and its subsidiaries (including the RCMCI Group) to carry on a Mobile Communication Services, Internet Services, Mobile Wireless Services, Internet Access provided by Mobile Wireless Services or Fixed Wireless Services business outside North America; provided that if RCI offers to carry on any such business within the RCMCI Group and JV Shareholder does not consent to any such business being carried on within the RCMCI Group, RCI and its subsidiaries may carry on such business outside of the RCMCI Group provided that RCI and its subsidiaries will not have the benefits of the Brand Licence Agreement with respect to such business and provided further that notwithstanding the foregoing,

                           RCI and its subsidiaries (excluding the RCMCI Group) shall not be restricted from carrying on Fixed Wireless Services or Internet Services outside North America;

                           (D) for greater certainty, nothing in this Agreement restricts RCI and its subsidiaries (excluding the RCMCI Group) from carrying on Internet Services businesses in or outside Canada;

                  (v) the taking of any steps to wind-up, dissolve, reorganize or terminate the corporate existence of any member of the RCMCI Group (other than the wind-up, dissolution, reorganization or termination of a subsidiary of RCMCI with or into the RCMCI Wholly-Owned Group) or the taking by any member of the RCMCI Group of any steps in respect of bankruptcy, insolvency, liquidation or similar proceedings other than in connection with a transaction under clause (xi) that does not require JV Shareholder's prior written approval;

                  (vi) any decision by RCMCI to issue, or enter into any agreement to issue, any shares of any class of Equity Shares or Convertible Securities except (A) the issuance of Class A Shares pursuant to rights granted to all holders of Class A Shares to subscribe for Class A Shares; (B) the issuance of Class B Shares whereby no one Person, following completion of the distribution, acquires more than 5% of the Equity Shares outstanding, other than Persons who are equipment, software or service providers to the RCMCI Group and who have an on-going business relationship with the RCMCI Group which Persons may acquire up to 10% of the Equity Shares outstanding, provided that in the case of (A) and (B), the number of Class A Shares and Class B Shares issued in any 12 month period does not exceed, in the aggregate, 15% of the then outstanding number of Equity Shares; (C) in connection with the issuance of Class B Shares pursuant to the exercise of stock options granted under RCMCI's stock option plan, stock purchase plan or stock benefit plan provided that the Equity Shares issuable pursuant to such plans do not exceed 10% of the then outstanding number of Equity Shares; and (D) pursuant to any conversion or exchange right outstanding or existing on the date hereof (including pursuant to any securities issued under the Subscription Agreement) or pursuant to any conversion or exchange right attaching to a Convertible Security the issuance of which does not require JV Shareholder's prior written approval hereunder. In all cases described in (A), (B), (C) and (D) above, during the term of this Agreement and thereafter so long as the Brand Licence Agreement is in effect, neither RCMCI nor any of its subsidiaries shall knowingly issue or sell any Equity Shares, Convertible Securities or other securities or rights to acquire any such securities to any Designated Material Competitor of AT&T (other than a Designated Material Competitor of AT&T who, after the date hereof, acquires Control of RCMCI in accordance with the terms of this Agreement) and in any public distribution of securities of RCMCI or any of its subsidiaries, RCMCI or its subsidiary, as the case may be, as the issuer or seller will cause each of the underwriters or selling agents to covenant that it will not knowingly take any action which will result in a breach of this covenant;

                  (vii) any decision by any subsidiary of RCMCI to issue, or enter into any agreement to issue to any Person other than a member of the RCMCI Wholly-Owned Group, any shares of any class of Securities other than, subject to section 3.1(e)(vi), an issuance or grant of option or right to make an investment of 10% or less of the capital stock of any subsidiary of Cantel provided that such subsidiary has not acquired and will not thereafter acquire any assets having a value in excess of $100 million or any material rights from a member of the RCMCI Group;

                  (viii) after giving effect to the use of proceeds as permitted under section 7.1 of the Subscription Agreement, any decision by any member of the RCMCI

                           Group to create, assume, become liable for or guarantee any borrowing or to issue any debt securities which would result in the RCMCI Group having total indebtedness for borrowed money outstanding in excess of five times EBITDA based on the 12 month trailing EBITDA all calculated on a consolidated basis;

                  (ix) any decision by any member of the RCMCI Group to enter into any contract, agreement or commitment with RCI or any Affiliate of RCI (other than a member of the RCMCI Group) or with any Person who does not deal at arm's length with RCI or any Affiliate of RCI (other than a member of the RCMCI Group), other than
                           (A) contracts, agreements or commitments which do not represent expenditures or costs in excess of $5 million in the aggregate in any fiscal year; (B) contracts, agreements or commitments relating to the provision of management services, the acquisition of products and services, the payment of interest on indebtedness for borrowed money constituting intercompany borrowings, the sharing or leasing of premises, facilities or assets or other cost and expense, related party and sharing arrangements and transactions of similar type that have been entered into prior to the date hereof and which are referred to in Appendix V to Part A of Schedule B to the Share Purchase Agreement or which constitute an amendment, expansion, replacement, extension, supplement or modification of any such contract, agreement or commitment provided such amendment, expansion, replacement, extension, supplement or modification does not change in any material respect the basis or principle for calculating or determining the amounts payable thereunder; or (C) contracts, agreements or commitments entered into on terms no less favourable to the members of the RCMCI Group than those which may be obtained at the time from a Person who deals at arm's length with the RCMCI Group provided that:

                           1. for such contracts, agreements or commitments that do not represent costs or expenditures in excess of $20 million in any year, such contract is approved by a majority of the Independent Directors on the audit committee provided that if no JV Shareholder nominee on the audit committee of RCMCI approves such contract, agreement or commitment, RCMCI shall obtain at its cost an opinion of an independent, internationally recognized qualified valuator selected by JV Shareholder with the consent of RCMCI not to be unreasonably withheld, as to the fair market value of the financial terms of such contract, agreement or commitment; it being understood that such opinion will not prevent or impair the ability of RCMCI to enter into such a contract, agreement or commitment that is approved by a majority of the Independent Directors on the audit committee provided that the financial terms are revised retroactively, if necessary, to make sure that such financial terms are at fair market value in accordance with the opinion of such valuator; and

                           2. for such contracts, agreements or commitments that represent costs or expenditures in excess of $20 million in any year, such contract, agreement or commitment is approved by a majority of the Independent Directors on the audit committee which majority shall include at least one JV Shareholder nominee;

                  (x) any decision by any member of the RCMCI Group to enter into any material contract, agreement or commitment with any Person other than JV Shareholder in respect of which any action or inaction on the part of JV Shareholder would result (with or without notice or lapse of time or both) in a material breach or default, acceleration or termination of such contract, agreement or commitment;

                  (xi) any amalgamation, merger, arrangement, acquisition, disposition or other business combination transaction involving:

                           (A) the sale, lease, exchange, transfer or other disposition of any assets or securities of the RCMCI Group to any Person other than a member of the RCMCI Wholly-Owned Group, including the granting of an option for any such transaction, where the total enterprise value of such assets or securities is in excess of the greater of $500 million and 15% of the book value of the total consolidated assets of RCMCI as at the date of its most recent consolidated balance sheet in any one transaction or related transactions;

                           (B) the taking of any steps to amalgamate, merge or otherwise combine any member of the RCMCI Group with another Person (which Person has an enterprise value in excess of the greater of $500 million and 15% of the book value of the total consolidated assets of RCMCI as at the date of its most recent consolidated balance sheet) other than any such amalgamation or merger solely among the RCMCI Wholly-Owned Group; or

                           (C) the acquisition or taking of any steps by any member of the RCMCI Group to acquire any assets or securities of any other Person other than a member of the RCMCI
                                    Wholly-Owned    Group    where   the   total
                                    enterprise  value of such other Person is in
                                    excess of the  greater of $500  million  and
                                    15%  of  the  book   value   of  the   total
                                    consolidated assets of RCMCI as at the date of its most recent consolidated balance sheet in any one transaction or related transactions,

                           provided   that,   whether  or  not   subject  to  JV
                           Shareholder's written approval, any additional shares of any class of Equity Shares or Convertible

                           Securities issued by RCMCI in connection with any such transaction (excluding any such shares issued on a pro rata basis to the shareholders of RCMCI immediately prior to such transaction in connection with such transaction) shall be counted for the purposes of determining whether RCMCI is entitled to issue Equity Shares under section 3.1(e)(vi);

                  (xii) the entering into by any member of the RCMCI Group of any material contract with a Designated Material Competitor of AT&T which is outside the normal course of the business of the RCMCI Group; or

                  (xiii) the granting to any Person other than JV Shareholder of any voting rights, Board of Directors rights, Board of Directors committee rights or other governance rights other than (A) those attaching to the shares generally of RCMCI; or (B) voting rights, Board of Directors rights, Board of Directors committee rights or other governance rights which are not superior to those granted to JV Shareholder under this Agreement and the Related Agreements and any amendments thereto and which do not diminish or adversely affect the rights of JV Shareholder (including by reducing the proportion of JV Shareholder nominees on the Board of Directors or on the boards of directors of Cantel and any other material subsidiary of RCMCI).

3.2.     Consultation Rights

         RCMCI agrees to provide to AT&T U.S., AWS and BT, as long as each of them is an Affiliate of JV Shareholder, a reasonable right of consultation in the preparation of the annual and long term consolidated budgets and business plans of RCMCI prior to submission of such budgets and plans to the Board of Directors for its approval. If any such Person with such right of consultation has any specific initiatives to propose, it may provide a detailed business case to RCMCI to support the recommended initiative. Any such Person with such right of consultation and RCMCI will share their business plans and budgets relating to RCMCI, as approved by their respective boards of directors, with each other.

3.3.     Exercise of JV Shareholder Voting Rights

         JV Shareholder shall not exercise the voting rights attached to any Class B Shares held by it, from time to time, with respect to the election of directors to the Board of Directors pursuant to the right of holders of Class B Shares, voting separately as a class, to elect three directors to the Board of Directors unless this Agreement shall have terminated or JV Shareholder shall not be entitled to exercise its Board of Directors nomination rights under
Section 3.1(b) in which event, JV Shareholder shall be entitled to exercise the voting rights attached to the Class B Shares held by it to elect up to that number of directors of RCMCI for which the Class B Shares may be voted for election which is proportionate to JV Shareholder holding of Class B Shares, rounded up to the nearest whole number.

3.4.     Cooperation with respect to Tax Effects

         The Parties hereto agree that (i) if any member of the RCMCI Group proposes to take any act or upon the occurrence of any event which such member of the RCMCI Group has been advised in writing by JV Shareholder, or which such member knows, would have, or would be reasonably likely to have, a significant adverse tax effect on JV and, if any member of the RCMCI Group has taken or omitted to take any action which has resulted, or is reasonably likely to result in, such a significant adverse tax effect on JV and JV Shareholder advises such Person in writing, the RCMCI Group shall take such commercially reasonable steps as JV Shareholder may request to minimize such result; (ii) if JV proposes to take any act or upon the occurrence of any event which JV Shareholder has been advised in writing by a member of the Rogers Group, or which JV Shareholder knows, would have, or would be reasonably likely to have, a significant adverse tax effect on the RCMCI Group and, if JV has taken or omitted to take any action which has resulted, or is reasonably likely to result in, such a significant adverse tax effect and the RCMCI Group advises JV Shareholder in writing, JV shall take such commercially reasonable steps as the RCMCI Group may request to minimize such result.

3.5.     Veto by JV Shareholder

         In the event that JV Shareholder does not approve a particular amalgamation, merger, arrangement, acquisition, disposition or other business combination with or involving a Third Party or Third Parties in Canada under section 3.1(e)(xi) and provided JV Shareholder is not able to veto such particular transaction pursuant to any other provision hereunder, JV and RCI and its subsidiaries shall be prohibited from engaging in that particular amalgamation, merger, arrangement, acquisition, disposition or other business combination transaction with or involving such Third Party or Third Parties from the date JV Shareholder has exercised its right to veto the transaction.

3.6.     Survival

         Notwithstanding any other provision of this Agreement, the provisions of this Article 3 other than the last sentence of section 3.1(e)(vi), section
3.3 and section 3.5 shall not survive the termination of this Agreement.

                                   ARTICLE 4.
                              ADDITIONAL COVENANTS

4.1.     Additional Covenants of RCI

         (a) RCI agrees that it will not, and will cause its Affiliates not to, themselves nominate or vote for, and will to the extent permitted by law persuade its nominees on the Board of Directors not to nominate or vote for, as directors of RCMCI or its subsidiaries, individuals who are employees or representatives of any Designated Material Competitor of AT&T or who are employees or representatives of Persons who are, or whose Affiliates are, in partnership or formal joint ventures with the Designated Material Competitor of AT&T where such partnership or formal joint venture provides wireless, long distance or other telecommunications services, but excluding the sale of equipment, the provision of telecommunications software and the sale, by means of telecommunications, of non-telecommunications goods and services.

         (b) The covenants set forth in sections 3.1(e)(xii) and 4.1(a) shall not apply to a Designated Material Competitor of AT&T which has acquired Control of RCI and/or RCMCI.

         (c) RCI agrees unconditionally and irrevocably to authorize the RCMCI Group to carry on outside the Rogers Cable Territories the businesses of offering wireline long distance services, wireline local services and Fixed Wireless Services, subject to the RCMCI Group's compliance with its contractual and other legal obligations to JV Shareholder.

4.2.     Additional Covenants of RCMCI

        (a) Pursuant to Article II of Schedule III to the articles of incorporation of RCMCI, without the consent of the holder of a majority of the Class A Shares, RCMCI may not carry on any businesses except:

                  (i) any business carried on by RCMCI or its subsidiaries on June 17, 1991; and

                  (ii)     Mobile Communication Services.

         (b) RCMCI and each of its subsidiaries shall take all reasonable actions not prohibited by law to deny representatives of a Designated Material Competitor of AT&T access to confidential or proprietary marketing and strategic plans and other confidential corporate material relating to the use and planned use of the licensed marks and materials disclosed by AT&T U.S. or its subsidiaries to the RCMCI Group.

4.3.     Additional Covenants of JV Shareholder

         (a) JV Shareholder agrees that it will not oppose and will support any "going private" or similar transaction relating to RCMCI that may be initiated by RCI (or any of its Affiliates) as purchaser provided JV Shareholder retains the same equity and voting interests and the same corporate governance rights in RCMCI after completion of any such transaction, provided that in the case of a "going private" or similar transaction initiated by RCMCI, the prior written consent of JV Shareholder was obtained and provided that in each case RCMCI agrees to continue to provide JV Shareholder with the timely and continuous disclosure that it would otherwise be required to disclose to the public as a reporting issuer prior to effecting the "going private" transaction. Following any "going private" transaction, RCI and/or RCMCI shall provide JV Shareholder with liquidity for its Equity Shares satisfactory to JV Shareholder, acting reasonably, for its investment in RCMCI.

         (b) Subject to clause (c), so long as RCI Controls RCMCI, JV shall not purchase any outstanding Class B Shares except from the Rogers Group or as otherwise permitted hereunder.

         (c) In the event of any merger, amalgamation, arrangement, consolidation, reorganization or similar transaction of or involving RCMCI, JV Shareholder may purchase outstanding Class B Shares notwithstanding section 4.3(b) provided that after giving effect to such purchase JV Shareholder would hold no more than the lesser of (i) 33 1/3% of the outstanding Equity Shares of RCMCI; and (ii) the percentage of outstanding Equity Shares held by JV Shareholder immediately prior to such transaction.

4.4      Transfer of Interests in JV Shareholder

         In the event that any Person other than (x) AT&T U.S., (y) BT, or (z) a Permitted Transferee, or any combination of AT&T U.S., BT and Permitted Transferees, becomes the beneficial owner of, directly or indirectly, more than a majority of the Equity Shares in, or has the power, in law or in fact, to direct or cause the direction of the management and policies of JV Shareholder, JV Shareholder shall notify RCMCI in writing of such fact forthwith and, whether or not JV Shareholder so notifies RCMCI, upon the occurrence of the foregoing, JV Shareholder shall be required immediately to exercise all rights to convert, directly or indirectly, all Securities (including the Preference Shares, Series A and all Class A Shares) held by it and its Permitted Transferees into Class B Shares.

4.5      Survival

         Notwithstanding any other provision hereof, the provisions of Article 4 shall survive the termination of this Agreement; provided that sections 4.1(a) and 4.2 shall apply only so long as the Brand Licence Agreement is in effect unless the Brand Licence Agreement has been terminated as a result of default by Cantel.

                                   ARTICLE 5.
                  GENERAL PROHIBITION ON TRANSFER OF SECURITIES

5.1.     General Prohibition on Transfer of Securities

         During the term of this Agreement, none of the Parties shall Transfer any Securities of RCMCI or any interest therein now or hereafter owned by such Person except in accordance with and as permitted by this Agreement and any purported Transfer of any such Securities in violation of this Agreement shall constitute a breach of this Agreement.

                                   ARTICLE 6.
                           RIGHT OF FIRST NEGOTIATION

6.1.     Grant of Right of First Negotiation

         (a) Grant of Right of First Negotiation. On and subject to the terms and conditions of this section 6.1, RCI grants to JV Shareholder, the exclusive first right to negotiate the acquisition of any Securities owned by RCI if RCI wishes to Transfer any number of such Securities.

         (b) Notice to JV Shareholder. (i) RCI shall use commercially reasonable efforts to give prompt written notice to JV Shareholder at such time as it has entered into discussions with one or more Third Parties which RCI reasonably believes may result in the delivery to JV Shareholder of a Sale Notice referred to below and, in connection with any such discussions, shall cause a confidentiality agreement containing customary provisions, substantially in the form attached as Schedule D, to be entered into by such Third Party or Third Parties in favour of RCMCI; (ii) RCI will give prompt written notice to JV Shareholder (a "Sale Notice") of any decision by RCI to Transfer any Securities, including the number of Securities of RCMCI then beneficially owned, directly or indirectly, by RCI and the number and class or series of such Securities proposed to be Transferred (the "Offered Securities"); and (iii) from the date such Sale Notice has been given until RCI is entitled to offer the Offered Securities to a Third Party or Third Parties other than JV Shareholder under clauses (d), (i), (m), (o), (r) or
                  (v), RCI will not solicit, initiate or encourage inquiries, submissions, proposals, bids or offers from or negotiate with any Third Party or Third Parties relating to, or furnish to any Third Party or Third Parties any information with respect to, or enter into any agreement with any Third Party or Third Parties with respect to, the Transfer of the Offered Securities or make any public announcement relating to any of the foregoing except as required by law or any regulatory requirement.

         Sale of Control

         (c) Sale of Control; Other Sales. In the event that RCI gives a Sale Notice to JV Shareholder that RCI wishes to Transfer (i) Offered Securities which are or include Class A Shares or any other Securities which have voting rights, absolute or contingent (other than the voting rights which may be cast by holders of the Class B Shares), and if, after giving effect to such Transfer, RCI would own Securities to which are attached less than a majority of the voting rights sufficient to elect a majority of directors of RCMCI in which case RCI shall be deemed for all purposes of this section 6.1 to have given a
                  Sale Notice to Transfer all of the Securities beneficially owned, directly or indirectly, by RCI and the Offered Securities shall constitute all of the Securities beneficially owned, directly or indirectly, by RCI; or (ii) Offered Securities and if in such Sale Notice RCI specifies that the provisions of clauses (d) to (j) inclusive shall apply to the Transfer of such Securities; then in each such case, the provisions of clauses (d) to (j) inclusive shall apply to such Transfer.

         (d) Good Faith Negotiations. During the period of 25 Business Days following receipt by JV Shareholder of a Sale Notice to which this clause applies (the "First Negotiation Period"), RCI and JV Shareholder shall negotiate diligently and in good faith to attempt to agree upon the price and other terms and conditions for the Transfer of the Offered Securities to JV Shareholder. At any time during the First Negotiation Period, JV Shareholder may deliver to RCI a written offer (the "JV Initial Offer") to purchase the Offered Securities from RCI at a price and on terms and conditions upon which JV Shareholder is prepared to purchase the Offered Securities. If on the expiry of the First Negotiation Period JV Shareholder has not delivered a JV Initial Offer, JV Shareholder shall within 4 Business Days following the expiry of the First Negotiation Period deliver to RCI a JV Initial Offer. If JV Shareholder does not deliver a JV Initial Offer to RCI as contemplated by this clause (d) or notifies RCI in writing of its intention not to deliver a JV Initial Offer, RCI shall be entitled during the period of 120 days following (i) the expiration of such 4 Business Day period, or (ii) if JV Shareholder gives notice that it will not deliver a JV Initial Offer, the date such notice is received by RCI, to complete the Transfer of all, but not less than all, of the Offered Securities to any bona fide Third Party or Third Parties on such terms and conditions as RCI shall determine (without prejudice to JV Shareholder's rights hereunder in the event that no such sale is completed during such period). The JV Initial Offer shall remain open for acceptance by RCI for a period of 8 Business Days following receipt by RCI of the JV Initial Offer or until RCI rejects in writing the JV Initial Offer (the "JV Initial Offer Period").

         (e) Due Diligence. RCMCI agrees that JV Shareholder shall be permitted to conduct reasonable due diligence with respect to RCMCI during the First Negotiation Period.

         (f) RCI Response to JV Initial Offer. During the JV Initial Offer Period, unless or until RCI accepts or rejects in writing the

                  JV Initial Offer or until the expiry of the JV Initial Offer Period, RCI and JV Shareholder shall negotiate diligently and in good faith to attempt to agree upon the price and other terms and conditions for the Transfer of the Offered Securities to JV Shareholder. At any time prior to the expiry of the JV Initial Offer Period, RCI may in writing accept the JV Initial Offer or RCI may in writing reject the JV Initial Offer. If at the expiry of the JV Initial Offer Period RCI has not in writing accepted the JV Initial Offer, RCI shall be deemed to have rejected the JV Initial Offer.

         (g) RS Counter Offer. If on the expiry of the JV Initial Offer Period an agreement for the Transfer of the Offered Securities to JV Shareholder has not been reached, RCI shall within 4 Business Days following the expiry of the JV Initial Offer Period deliver a written offer to JV Shareholder (the "RS Counter Offer") to Transfer the Offered Securities to JV Shareholder at a price and on terms and conditions which RCI is prepared to accept, which offer shall be at a price per share no less than 2% greater than the purchase price per share set out in the JV Initial Offer or, if a subsequent offer was made by JV Shareholder, in the highest offer made in writing by JV Shareholder to RCI during the JV Initial Offer Period. The RS Counter Offer shall remain open for acceptance for a period of 4 Business Days following receipt by JV Shareholder of the RS Counter Offer or until JV Shareholder rejects in writing the RS Counter Offer (the "RS Counter Offer Period"). If RCI does not deliver an RS Counter Offer within 4 Business Days following the expiry of the JV Initial Offer Period, RCI shall cease to have any right to Transfer any of the Offered Securities under this section 6.1, and RCI shall have no right to give a subsequent Sale Notice to JV Shareholder under clause (b) for a period of 120 days following the expiry of the JV Initial Offer Period without prejudice to RCI's right to give an Offer Notice under clause
                  (o).

         (h) JV Shareholder Response to RS Counter Offer. At any time prior to the expiry of the RS Counter Offer Period, JV Shareholder may in writing:

                  (i)      accept the RS Counter Offer;

                  (ii)     reject the RS Counter Offer; or

                  (iii) reject the RS Counter Offer and deliver a written offer to RCI (the "JV Final Offer") to purchase the Offered Securities at a price and on terms and conditions which JV Shareholder is willing to accept, which offer shall be at a price per share no less than 2% greater than the purchase price per share set out in the JV Initial Offer or in the highest offer made in writing by JV Shareholder subsequent to the JV Initial Offer and prior to the expiry of the RS Counter Offer Period.


                  The JV Final Offer shall remain open for acceptance for a period of 5 Business Days following receipt by RCI of the JV Final Offer. If on expiry of the RS Counter Offer Period, JV Shareholder has not in writing taken one of the actions referred to in subclause (i), (ii) or (iii) of this clause
                  (h), JV Shareholder shall be deemed to have rejected the RS Counter Offer. If JV Shareholder has rejected or is deemed to have rejected the RS Counter Offer and if no JV Final Offer has been made, or if an JV Final Offer has been made but RCI has not in writing accepted the JV Final Offer within the period of 5 Business Days following receipt by RCI of the JV Final Offer, then RCI shall be entitled to Transfer the Offered Securities to a Third Party or Third Parties in accordance with clause (i).

         (i) Sale at Adjusted Price. During the period of 120 days following the later of (i) the expiry of the RS Counter Offer Period, and (ii) the expiry or rejection in writing by RCI of the JV Final Offer, if any, (such period is hereinafter referred to as the "Third Party Offer Period"), RCI may Transfer all, but not less than all, of the Offered Securities to any bona fide Third Party or Third Parties for consideration per share no less than the Adjusted Price, as such term is defined in clause (j). In the event that no sale to a bona fide Third Party or Third Parties has been completed prior to the expiry of the Third Party Offer Period, RCI shall be entitled and required to comply again with the Right of First Negotiation in accordance with its terms in the event that RCI proposes any subsequent Transfer of Securities provided that RCI shall have no right to give a subsequent Sale Notice to JV Shareholder under clause (b) for a period of 60 days following the expiry of the Third Party Offer Period without prejudice to RCI's right to give an Offer Notice under clause (o).

         (j) "Adjusted Price" means for the purposes of clause (i), the aggregate of (x) the price per share offered by JV Shareholder pursuant to the highest offer made in writing by JV Shareholder to RCI up to and including the JV Final Offer, plus (y) 75% of the excess of (i) the price per share offered by RCI pursuant to the RS Counter Offer or pursuant to the lowest offer made in writing by RCI to JV Shareholder during the RS Counter Offer Period; over (ii) the price per share referred to in item (x) of this clause (j).

         (k) Piggy-Back/Carry-Along Rights. If RCI proposes to Transfer the Offered Securities or Offer Securities (as defined in clause (o)) to a Third Party who is a Designated Material Competitor of AT&T and if, after giving effect to such Transfer, RCI would own Securities to which are attached less than a majority of the voting rights sufficient to elect a majority of directors of RCMCI, then RCI shall obtain from the Third Party or Third Parties a bona fide offer addressed to JV Shareholder (a "Piggy-Back Offer") to purchase all of the Securities owned by JV Shareholder at the same price and on the same terms and conditions as are contained in the offer (the "Third Party Offer") by the Third Party or Third Parties to purchase the Offered Securities or the Offer Securities, as the case may be, provided that JV Shareholder shall be required to provide only customary representations, warranties and covenants and shall not be bound by any non-competition or other obligations of the seller and RCI shall deliver the

                  Piggy-Back Offer to JV Shareholder no later than 5 Business Days after RCI enters into a binding agreement to sell the Offered Securities or the Offer Securities, as the case may be, to the Third Party or Third Parties. To the extent that the consideration payable to RCI under the Third Party Offer consists wholly or partly of securities, the Piggy-Back Offer shall include an offer consisting of the same proportion of securities and an all cash offer which includes the equivalent in cash of the Fair Market Value of such securities. JV
                  Shareholder shall be entitled to elect the form of consideration to be paid to it pursuant to the Piggy-Back Offer provided that if it fails to advise the Third Party or Third Parties of its election within 20 Business Days of receipt of the Piggy-Back Offer it shall be deemed to have elected to be paid entirely in cash. For greater certainty, the Piggy-Back Offer shall be for the same price per Class A Share and Class B Share held by JV Shareholder. The Piggy-Back Offer shall be irrevocable and shall be open for acceptance by JV Shareholder by written notice to the Third Party or Third Parties given within the period of 10 Business Days following receipt of the Piggy-Back Offer by JV Shareholder. RCI may deliver to JV Shareholder together with the Piggy-Back Offer, written notice to JV Shareholder (a "Carry-Along Notice") requiring that all, but not less than all, of the Securities owned by JV Shareholder shall be sold to the Third Party or Third Parties at the same price and on the same terms and conditions as are contained in the Piggy-Back Offer provided that in the event such Piggy Back Offer includes an all cash offer and an offer consisting wholly or partly of securities, JV Shareholder shall be entitled to elect the form of consideration to be paid to it pursuant to the Carry-Along Notice provided that if it fails to advise the Third Party or Third Parties of its election within 20 Business Days of receipt of the Carry-Along Notice it shall be deemed to have elected to be paid entirely in cash. JV Shareholder shall be deemed to have accepted the Piggy-Back Offer upon the receipt by JV Shareholder of the Carry-Along Notice. If JV Shareholder accepts or is deemed to accept the Piggy-Back Offer, closing of such sale shall occur contemporaneously with the sale of the Offered Securities or the Offer Securities by RCI to the

                  Third Party or Third Parties. It is understood and agreed that the Third Party Offer may provide for the making by the Third Party or Third Parties of a Concurrent Offer to the holders of the Class B Shares to purchase their Class B Shares. In that event, the closing of the sale of the Offered Securities or the Offer Securities and of the sale pursuant to the
                  Piggy-Back Offer shall occur contemporaneously with the take-up and payment for shares under the Concurrent Offer and the Concurrent Offer shall be commenced within 20 Business Days following acceptance or deemed acceptance of the Piggy-Back Offer and take-up and payment for the Class B Shares tendered to such offer shall occur no later than 45 days after the making of the Concurrent Offer.

         Sale of Securities Without Sale of Control

         (l) Sale of a Portion of Holdings in RCMCI. In the event that RCI gives notice to JV Shareholder under clause (b) that RCI desires to Transfer less than all of the Securities it holds in RCMCI and if after giving effect to such Transfer RCI would continue to own Securities to which are attached at least a majority of the voting rights sufficient to elect a majority of directors of RCMCI and RCI has not elected under subclause
                  (c)(ii) to proceed under clauses (d) to (j) inclusive, then the provisions of clauses (m) and (n) shall apply to such sale.

         (m) JV Shareholder Rights. In the event that RCI gives a Sale Notice to JV Shareholder with respect to Offered Securities other than those governed by clause (c)(i), and if RCI has not elected as permitted under clause (c)(ii), then RCI shall negotiate diligently and in good faith with JV Shareholder for a period of 21 days from the date of the Sale Notice (in this clause (m), the "Negotiation Period") to attempt to agree upon the terms and conditions for the sale of the Offered Securities to JV Shareholder which are satisfactory to RCI and JV Shareholder. If on the expiry of the Negotiation Period, an agreement cannot be reached, RCI may during the 60 day period following the expiry of the Negotiation Period, Transfer the Offered Securities pursuant to a sale whereby no one Person upon completion of such Transfer acquires in such sale from RCI more than 5% of the Equity Shares outstanding, other than Persons who are equipment, software or service providers to the RCMCI Group who have an on-going business relationship with the RCMCI Group which Persons may acquire up to 10% of the Equity Shares outstanding, provided that if such Offered Securities are Class A Shares, the Class A Shares are converted to Class B Shares prior to the completion of the sale and provided that RCI shall not knowingly sell any of such Offered Securities to a Designated Material Competitor of AT&T. On any such Transfer, the price per share shall be greater than the price per share offered by JV Shareholder pursuant to the highest offer made in writing by JV Shareholder to RCI prior to the expiry of the Negotiation Period or, if no such offer was made, shall be on such terms and conditions as RCI shall determine. In the event that no Transfer to a bona fide Third Party or Third Parties has been completed prior to the expiry of the 60 day period referred to in this clause (m), RCI shall comply again with the Right of First Negotiation in accordance with its terms in the event that RCI proposes any subsequent sale of Securities.

         (n) Conversion of JV Shareholder's Class A Shares. If Class A Shares are converted into Class B Shares in connection with a Transfer described in clause (m) and such conversion of Class A Shares into Class B Shares would result in JV Shareholder owning more than the maximum percentage of outstanding Class A Shares which may be owned at that time by a non-Canadian under applicable federal legislation limiting foreign ownership or any other regulatory requirement, JV Shareholder agrees that it will in connection with the conversion of Class A Shares and the Transfer of Class B Shares pursuant to clause (m) upon written notice from RCI, convert, within 15 Business Days following receipt of such notice, sufficient Class A Shares into Class B Shares, or Transfer sufficient Class A Shares to Third Parties (including to a trustee as permitted under clause (t) below) so that JV Shareholder's ownership of Class A Shares will not exceed such foreign ownership threshold.

         General

         (o) Third Party Offer. If at any time when a Sale Notice has not been given, a Third Party or Third Parties make a bona fide, unsolicited, written offer (the "Third Party Offer") to purchase Securities (the "Offer Securities"), which offer RCI wishes to accept, RCI shall give written notice (the "Offer Notice") to JV Shareholder irrevocably offering the Offer Securities for sale to JV Shareholder, which notice shall include a copy of the Third Party Offer, and JV Shareholder shall have the right by written notice given to RCI (the "Acceptance Notice") within the period of 30 Business Days following receipt by JV Shareholder of the Offer Notice to purchase the Offer Securities from RCI at the price and on the terms and conditions set forth in the Third Party Offer. In the event that the Third Party Offer offers consideration which is payable wholly or partly in securities, JV Shareholder may in the Acceptance Notice offer all cash or may offer securities of JV Shareholder and/or its Affiliates to the same extent as provided in the Third Party Offer, which cash and/or securities shall (1) have a Fair Market Value no less than the Fair Market Value of the securities offered under the Third Party Offer; and (2) provide no less liquidity than the securities offered under the Third Party Offer. The purchase by JV Shareholder under this clause (o) shall be completed on the date specified by JV Shareholder in the Acceptance Notice which date shall be no more than 15 days following receipt by RCI of the Acceptance Notice. In the event that JV Shareholder fails to deliver the Acceptance Notice as contemplated by this clause (o) within the 30 Business Day period, RCI shall be entitled, subject to clause
                  (k) hereof, to Transfer the Offer Securities to such Third Party or Third Parties at no less than the price, and substantially on the other terms and conditions, specified in the Third Party Offer, such Transfer to be completed on the date no more than 15 days following the expiry of the 30 Business Day Period or the date that JV Shareholder fails to complete the purchase of the Offer Securities, as the case may be. In the event that JV Shareholder fails to complete the purchase of the Offer Securities by reason of a default of JV Shareholder, RCI shall be entitled, subject to clause (k) hereof, to Transfer the Offer Securities to any bona fide Third Party or Third Parties upon such terms and conditions as RCI shall determine provided such Transfer is completed during the 120 day period following such failure (and such sale shall be without prejudice to any rights and remedies RCI may otherwise have by reason of such default). If any Transfer by RCI to a bona fide Third Party or Third Parties is not completed as contemplated by this clause (o), RCI shall be required to comply with the Right of First Negotiation in accordance with its terms in the event that RCI proposes any subsequent sale of Securities.

         (p) Binding on the Third Parties. This Agreement, including the Right of First Negotiation constituted by this section 6.1 and the Change of Control provisions contained in Article 8, shall be binding upon any Transferee of Securities from RCI referred to in clause (d), (i), (o), (r) or (v) unless either RCI or JV Shareholder has exercised and completed the piggy-back/carry-along rights provided for in clause (k) and references to RCI shall be deemed to refer to such Transferee except that a Transferee of Securities from RCI referred to in clauses (o), (r) or (v) where such Transfer is not governed by clause (c)(i) shall not be bound by this Agreement.

         (q) Sale Prohibited under Trust Agreement. In the event that a sale by RCI to JV Shareholder hereunder would be prohibited under the terms of the Trust Agreement, JV Shareholder shall advise RCI in any notice given hereunder offering to purchase Securities or accepting an offer to Transfer Securities by RCI whether or not it proposes to make, or cause to be made, a Concurrent Offer. If JV Shareholder advises RCI that it proposes to make, or cause to be made, a Concurrent Offer, then notwithstanding any other provisions of this section 6.1, the sale by RCI to JV Shareholder shall be completed contemporaneously with the take-up and payment for shares under the Concurrent Offer and the provisions of clause (r) shall apply.

         (r) JV Shareholder Concurrent Offer. If JV Shareholder advises RCI that it proposes to make, or cause to be made, a Concurrent Offer, JV Shareholder shall commence such offer, or cause such offer to be commenced, within 20 Business Days following any agreement reached by JV Shareholder and RCI for the purchase by JV Shareholder of Securities (the "Purchase Securities") and shall take-up and pay for shares under the Concurrent Offer no later than 45 days after the making of the Concurrent Offer. In the event that JV Shareholder advises RCI that it will make but fails to make, or cause to be made, a Concurrent Offer, or fails to take-up and pay for shares under the Concurrent Offer, within the time periods set forth in this clause (r) by reason that such purchase is prohibited under applicable law or pursuant to the terms of the Trust Agreement or by reason of JV Shareholder's default in its obligations, JV Shareholder shall thereupon cease to have any right to purchase the Purchase Securities and RCI may, subject to clause (k) hereof, sell the Purchase Securities to a bona fide Third Party or Third Parties provided such sale is completed during the 120 day period following such failure upon such terms and conditions as RCI shall determine. If such Transfer is not so completed, RCI shall be required to comply again with the Right of First Negotiation in accordance with its terms in the event that RCI proposes any subsequent sale of Securities.

         (s) Concurrent Offer by Third Party or Third Parties. Any requirement under this section 6.1 that a Transfer of Securities to a Third Party or Third Parties be completed within a specified period shall mean, in the event that the Transfer by RCI to the Third Party or Third Parties would be prohibited under the terms of the Trust Agreement unless the Third Party or Third Parties make a Concurrent Offer to the holders of the Class B Shares, that such Third Party or Third Parties shall have agreed in writing to purchase the Securities from RCI and to make the Concurrent Offer to the holders of the Class B Shares and that the Third Party or Third Parties shall have commenced the Concurrent Offer, provided that the Third Party or Third Parties take-up and pay for the Securities to be purchased from RCI concurrently with the take-up and payment for Class B Shares under the Concurrent Offer and provided further that the Third Party or Third Parties take-up and pay for Class B Shares under the Concurrent Offer within 45 days after the making of such offer, failing which the Right of First Negotiation shall apply again to the Transfer of such Securities.

         (t) Designation of Third Party or Third Parties. JV Shareholder shall have the right to designate any Person as the purchaser of Securities pursuant to this section 6.1, including a Third Party who, in JV Shareholder 's discretion, may be a trustee who will hold the Securities in trust pending receipt of any regulatory or other approval necessary for the transfer of such Securities to JV Shareholder provided that such Person agrees to be bound by this Agreement with respect to such Securities.

         (u) Deferral for Certain Regulatory Approvals. Notwithstanding any other provision of this section 6.1, JV Shareholder shall be entitled to defer the completion of any purchase by JV Shareholder, or by any Person or a Third Party or Third Parties designated under clause (t), and any Third Party or Third Parties purchasing Securities pursuant to clauses (d),
                  (i), (k), (m), (o), (r) or (v) shall be entitled to defer the completion of any purchase by such Third Party or Third Parties, for a period not exceeding 90 days from the making of a Concurrent Offer or, if no Concurrent Offer is required to be made, 115 days from the date of the relevant agreement of purchase and sale, for the sole purpose of permitting the purchaser to obtain any Investment Canada Act, Competition Act, Telecommunications Act or other regulatory approval necessary to the completion of such purchase.

         (v) Failure of JV Shareholder to Purchase. In the event that JV Shareholder agrees with RCI to purchase Offered Securities or Offer Securities under this section 6.1 and JV Shareholder ultimately fails to complete such purchase as contemplated by such agreement by reason that such purchase is prohibited under applicable law or pursuant to the terms of the Trust Agreement or by reason of JV Shareholder's default in its obligations, RCI shall be entitled, subject to clause (k) hereof, during the period of 120 days following the failure by JV Shareholder to complete the purchase of the Offered Securities or the Offer Securities, as the case may be, as contemplated by this section 6.1 to Transfer the Offered Securities or the Offer Securities to any Third Party or Third Parties on such terms and conditions as RCI shall determine (without prejudice to any rights and remedies RCI may otherwise have by reason of such default).

         (w) Brand Licence Agreement. In the event of the Transfer of Offered Securities or Offer Securities by RCI to a Third Party who is a Designated Material Competitor of AT&T (other than a Designated Material Competitor of AT&T who acquires such Offered Securities or Offer Securities in the public markets without the prior knowledge of RCI), then ACE and Cantel shall each be entitled to terminate the Brand Licence Agreement, without any liability under the Brand Licence Agreement based solely on such termination, by written notice given by the terminating party to the other party within 60 days following the completion of the sale of such Securities.

         (x) Exceptions. The Right of First Negotiation in this section 6.1 shall not apply:

                  (i) to any conversion by RCI of Class A Shares into Class B Shares provided that, for greater certainty, the Right of First Negotiation in this section 6.1 shall apply to any subsequent Transfer of such Class B Shares;

                  (ii) to any Transfer by RCI to any member of the Rogers Group provided that such Person agrees in writing with JV Shareholder to be bound by this Agreement including, without limitation, the Right of First Negotiation in this section 6.1, to the same extent as RCI and provided that such Transfer shall not release RCI from its obligations under this Agreement;

                  (iii) to any Pledge of Securities by or on behalf of RCI to a recognized financial institution as security for a bona fide loan or obligation provided that the pledgee agrees in writing with JV Shareholder to be bound by this Agreement including, without limitation, this Article 6 and provided that such Pledge shall not release RCI from its obligations under this Agreement;

                  (iv)     to a Pledge of  Securities  by or on behalf of RCI or
                           its  Affiliates   excluded  from  the  definition  of
                           "Transfer" in section 1.1; and

         (v) to any Transfer of Securities resulting from any amalgamation, merger, arrangement, acquisition, disposition or other business combination involving solely Persons who are wholly-owned by members of the Rogers Group or permitted pursuant to clause 3.1(e)(xi).

         (y) Co-operation. The Parties shall agree to co-operate fully in the filing of all applications for all necessary regulatory approvals and to use their respective reasonable commercial efforts to obtain all such necessary regulatory approvals within the relevant time periods referred to in Article 6. In the event that a necessary regulatory approval is not obtained on terms satisfactory to the purchaser, acting reasonably, within such period, the agreement of purchase and sale shall cease to be binding and enforceable with respect to the purchase and sale of the Securities of RCMCI subject thereto, without prejudice to any right of the Parties to seek damages for any breach of the terms and conditions of such agreement or of this Agreement.

                                   ARTICLE 7.
                        SALE OF SHARES BY JV SHAREHOLDER

7.1.     Sale of Class A Shares by JV Shareholder

         (a) Grant of Right of First Negotiation. On and subject to the terms and conditions of this section 7.1, JV Shareholder grants to RCI for so long as RCI holds at least 20% of the Equity Shares of RCMCI the exclusive first right to negotiate the acquisition of any Securities owned by JV Shareholder if JV Shareholder wishes to Transfer any number of such Securities.

         (b) Notice to RCI. JV Shareholder agrees that it will give prompt written notice to RCI of any decision by JV Shareholder to Transfer any Securities, including the number of Securities then beneficially owned, directly or indirectly, by JV Shareholder in the aggregate and the number and class or series of such Securities proposed to be Transferred (the "JV Offered Securities").

         (c) Acceptance/Rejection. If JV Shareholder gives a notice to RCI under clause (b), JV Shareholder shall negotiate diligently and in good faith with RCI for a period of 21 days following receipt by RCI of the notice from JV Shareholder referred to in clause (b) (in this clause 7.1(c) the "Negotiation Period") to attempt to agree upon the terms and conditions to the Transfer of the JV Offered Securities to RCI which are satisfactory to JV Shareholder and RCI. If on the expiry of the Negotiation Period, an agreement cannot be reached, JV Shareholder may, during the 60 day period following the expiry of the Negotiation Period, Transfer the JV Offered Securities to any bona fide Third Party or Third Parties provided that if the JV Offered Securities include
                  Securities other than Class B Shares, such JV Offered Securities, if convertible or exchangeable, directly or indirectly, into Class B Shares, are converted or exchanged into Class B Shares prior to the completion of such Transfer and provided that no one Person following completion of such Transfer acquires more than 5% of the Equity Shares of RCMCI except for Persons who are equipment, software or service providers to the RCMCI Group who have an on-going business relationship with the RCMCI Group which Persons may acquire up to 10% of the Equity Shares outstanding. On any such Transfer, the price per Security shall be greater than the price per Security offered by RCI pursuant to the highest offer made in writing by RCI to JV Shareholder prior to the expiry of the Negotiation Period or, if no such offer was made, shall be on such terms and conditions as JV Shareholder shall determine. In the event that no Transfer to a bona fide Third Party or Third Parties has been completed prior to the expiry of the 60 day period referred to in this clause (c), JV Shareholder shall comply again with the Right of First Negotiation in accordance with its terms in the event that JV Shareholder proposes any subsequent sale of Securities.

         (d) Binding on Permitted Transferees. The Right of First Negotiation in this section 7.1 shall be binding upon any Permitted Transferees from JV Shareholder of JV Offered Securities pursuant to clause (c) and references to JV Shareholder shall be deemed to refer to such Permitted Transferees.

         (e) Sale Prohibited under Trust Agreement. In the event that a Transfer by JV Shareholder to RCI hereunder would be prohibited under the terms of the Trust Agreement RCI shall advise JV Shareholder in any notice given hereunder offering to purchase JV Offered Securities whether or not it agrees to make, or cause to be made, a Concurrent Offer. If RCI advises JV Shareholder that it proposes to make, or cause to be made, a Concurrent Offer, then notwithstanding any other provision of this section 7.1, the sale by JV Shareholder to RCI shall be completed contemporaneously with the take-up and payment for Securities under the Concurrent Offer and the provisions of clause (f) shall apply.

         (f) Making a Concurrent Offer. If RCI advises JV Shareholder that it proposes to make, or cause to be made, a Concurrent Offer, RCI shall commence such offer, or cause such offer to be commenced, within 20 Business Days following an agreement being reached for the purchase by RCI of the JV Offered

                  Securities and RCI shall take-up and pay for shares under the Concurrent Offer concurrently with the purchase of the JV Offered Securities from JV Shareholder (which take-up and payment shall occur no later than 45 days after the making of the Concurrent Offer). In the event that RCI advises JV Shareholder it will make but fails to make, or cause to be made, the Concurrent Offer, or fails to take-up and pay for Securities under the Concurrent Offer within the time periods set forth in this clause (f) by reason that such purchase is prohibited under applicable law or pursuant to the terms of the Trust Agreement or by reason of RCI's default in its obligations, RCI shall thereupon cease to have any rights to purchase the JV Offered Securities and JV Shareholder may sell the JV Offered Securities to a bona fide Third Party or Third Parties upon such terms and conditions as JV Shareholder shall determine provided such sale is completed during the 60 day period following such default.

         (g) Designation of Third Party or Third Parties. RCI shall have the right to designate any Person as a purchaser of Securities pursuant to this section 7.1, including a Third Party or Third Parties who, in RCI's discretion, may be a trustee who will hold the Securities in trust pending receipt of any regulatory or other approval necessary for the transfer of such Securities to RCI provided such Person agrees to be bound by this Agreement with respect to such Securities.

         (h) Deferral for Certain Regulatory Approvals. Notwithstanding any other provision of this section 7.1, RCI shall be entitled to defer the completion of any purchase by RCI, or by any Person or a Third Party or Third Parties designated under clause (g), and any Third Party or Third Parties purchasing Securities pursuant to clause (c) shall be entitled to defer the completion of any purchase by such Third Party or Third Parties, for a period not exceeding 90 days from the making of a Concurrent Offer or, if no Concurrent Offer is required to be made, 115 days from the date of the relevant agreement of purchase and sale, for the sole purpose of permitting the purchaser to obtain any Investment Canada Act, Competition

                  Act, Telecommunications Act or other regulatory approval necessary to the completion of such purchase.

         (i) Failure of RCI to Purchase. In the event that RCI agrees with JV Shareholder to purchase JV Offered Securities under this section 7.1 and RCI ultimately fails to complete such purchase as contemplated by such agreement by reason of RCI's default in its obligations, JV Shareholder shall be entitled during the period of 60 days following the failure by RCI to complete the purchase of the JV Offered Securities as contemplated by this section 7.1 to Transfer the JV Offered Securities to any Third Party or Third Parties on such terms and conditions as JV Shareholder shall determine (without prejudice to any rights and remedies JV Shareholder may otherwise have by reason of such default).

         (j) Co-operation. The Parties shall agree to co-operate fully in the filing of all applications for all necessary regulatory approvals and to use their respective reasonable commercial efforts to obtain all such necessary regulatory approvals within the relevant time periods referred to in Article 7. In the event that a necessary regulatory approval is not obtained on terms satisfactory to the purchaser, acting reasonably, within such period, the agreement of purchase and sale shall cease to be binding and enforceable with respect to the purchase and sale of the Securities of RCMCI subject thereto, without prejudice to any right of the Parties to seek damages for any breach of the terms and conditions of such agreement or of this Agreement.

7.2.     Exception

         (a)      The Right of First Negotiation in section 7.1 shall not apply,

                  (i) to the conversion by JV Shareholder of Preference Shares into Class A Shares or Class B Shares or to the conversion of Class A Shares into Class B Shares provided that, for greater certainty, the Right of First Negotiation in section 7.1 shall apply to any subsequent Transfer of such Class A Shares or Class B Shares;

                  (ii) to any Transfer by JV Shareholder to any Permitted Transferee provided that any such Permitted Transferee agrees in writing with RCI to be bound by this Agreement including, without limitation, the Right of First Negotiation in this Article 7 to the same extent as JV Shareholder and provided that such Transfer shall not release the transferor of its obligations under this Agreement; and

                  (iii) to any Pledge of Securities by JV Shareholder or any Permitted Transferee to a recognized financial institution as security for a bona fide loan or obligation provided that the pledgee agrees in writing with RCI to be bound by this Agreement including, without limitation, this Article 7 and provided that such Pledge shall not release the pledgor of its obligations under this Agreement.

7.3.     Survival

         Notwithstanding any other provision of this Agreement, the provisions of this Article 7 shall survive the termination of this Agreement with respect to any Securities owned by JV Shareholder.

                                   ARTICLE 8.
                            CHANGE OF CONTROL OF RCI

8.1.     Application of Article 8

         The provisions of Article 8 apply only so long as:

         (a) the Rogers Group Controls RCMCI or Control of RCMCI has been acquired by a Person upon whom this Agreement is binding under section  6.1(p) or by a Person  pursuant  to  sections  6.1(x)
                  (ii), (iii) and (iv) of this Agreement (a "Relevant Transferee");

         (b) JV Shareholder and/or a Permitted Transferee holds in the aggregate at least the JV Threshold Amount; and

         (c) the Brand Licence Agreement is in effect or, if the Brand Licence Agreement is not in effect, the Brand Licence Agreement has been terminated by ACE in accordance with its terms due to a breach thereof by Cantel.

8.2      Definitions

         In this Article 8,

         "Acquisition of Control" has the meaning set out in section 8.5.

         "AT&T Line of Business" means each of (i) U.S. domestic long distance voice and data; (ii) international long distance voice and data; (iii) local telecommunications; (iv) wireless telecommunications; and (v) Internet communications transmission and access services (as long as AT&T U.S. or an Affiliate shall continue to carry on any such business in a material way) and such other lines of business as are from time to time publicly reported by AT&T U.S. pursuant to the rules and regulations of the Securities and Exchange Commission (or its successor) as segmented group financial results of business operations; provided that, so long as RCI Controls Rogers Cablesystems Limited and Rogers Cablesystems Limited remains a significant provider of cable services in Canada, AT&T Line of Business shall not include Broadcast Distribution Undertakings including traditional analog cable services and digital cable services; and provided further that AT&T Line of Business shall also not include businesses publicly reported by AT&T U.S. as segmented group financial results of business operations under the heading "Other".

         "Broadcast Distribution Undertakings" means "distribution undertaking" as set out in the Broadcasting Act (Canada).

         "Designated Material Competitor of AT&T" means:

                  (a)      a Listed Material Competitor;

                  (b)      any Affiliate of a Listed Material Competitor;

                  (c) any Person or group of Persons which is Significantly Influenced by a Listed Material Competitor and/or by an Affiliate of a Listed Material Competitor; and

                  (d) any Person who acquires all or substantially all of the assets used in carrying on the business of a Listed Material Competitor or who completes any amalgamation, merger, arrangement or other business combination with a Listed Material Competitor provided that such Person becomes a Listed Material Competitor pursuant to Section 8.4(B)(c) ;

         provided that a Person and its Affiliates shall be deemed not to be a Designated Material Competitor of AT&T if AT&T U.S. has entered into a joint venture with such Person involving significant equity or asset contributions by both parties to the joint venture, having a term of 15 years or more, providing for the sale by the joint venture to customers of both parties and requiring the entering into of mutual, material, non-competition covenants with respect to Canada and the United States of America.

         "Eligible  Material  Competitor"  means   a  Person    (including   its
         Affiliates):

                  (a) which carries on a business at the Relevant Date that constitutes significant competition in or with AT&T U.S. and its Affiliates in an AT&T Line of Business as at the Relevant Date; and
                  (b)      which

                           (i)      either:

                                    (A)     derives  not  less  than  25% of its
                                            audited, consolidated gross revenues
                                            for  its  most  recently   completed
                                            financial  year ended on or prior to
                                            the Relevant  Date from its business
                                            which  competes  with AT&T U.S.  and
                                            its  Affiliates  in or with the AT&T
                                            Line of Business; or

                                    (B)     has  a  market  share  in  the  same
                                            market as the AT&T Line of  Business
                                            of not less than 15%,  provided that
                                            AT&T U.S. (including its Affiliates)
                                            has a market share in such AT&T Line
                                            of  Business  in such  market of not
                                            less than 7.5% and

                           (ii) in the case of a Person which operates primarily outside of Canada, has a market capitalization in excess of the greater of U.S. $7 billion and 3% of the market capitalization of AT&T U.S. at the Relevant Date, or in the case of a Person which operates primarily in Canada, has a market capitalization in excess of 125% of the market capitalization of RCMCI as at the end of its most recently completed financial year ended on or prior to the Relevant Date.

         "group of Persons" means Persons who are acting jointly or in concert.

         "Initiating Party" has the meaning set out in sections 8.6(b) or 8.7(b), as the case may be.

         "Listed Material Competitor" means a Person listed on Schedule "B" hereto as the same may be revised from time to time pursuant to section
         8.4 hereof.

         "Non-Designated Material Competitor of AT&T" means a Person who is not a Designated Material Competitor of AT&T.

         "Relevant Date" has the meaning set out in section 8.4 B.(b).

         "Relevant Transferee" has the meaning set out in section 8.1(a).

         "Responding Party" has the meaning set out in sections 8.6(a) and 8.7(a), as the case may be.

         "Section 8.6 Shotgun Notice" has the meaning set out in section 8.6(a).

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         "Section 8.7 Shotgun Notice" has the meaning set out in section 8.7(a).

         "Section 8.6 Specified Purchase Price per Security" has the meaning set out in section 8.6(a).

         "Section 8.7 Specified Purchase Price per Security" has the meaning set out in section 8.7(a).

8.3      Significant Influence

         In this Article 8, a Person or group of Persons ("Person B") will be deemed to be Significantly Influenced by another Person ("Person A") if:

         (a) Person A owns 30% or more of the Voting Shares of Person B (on a fully diluted basis);

         (b) Person A owns 20% or more but less than 30% of the Voting Shares of Person B (on a fully diluted basis) provided that no other Person owns more than 50% of the Voting Shares of Person B (on a fully diluted basis); or

         (c) If five or more of the following elements exist:

                  (i) Person A has the right to nominate management of Person B such as, without limitation, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the senior marketing officer or the senior technology officer;

                  (ii) Person A is the largest single shareholder of Person B or holds a sufficient interest in the equity of Person B to equity account for such investment;

                  (iii) Person A has the right to nominate 25% or more of the directors of Person B on the board or similar governing body of Person B;

                  (iv) Person A has granted to Person B a licence to use any of its trade marks or trade names;

                  (v) Person A has entered into a consulting services agreement, management services agreement or similar agreement with Person B;

                  (vi) Person A has an agreement with Person B for the purpose of providing seamless services;

                  (vii) Person A is a member of the same international telecommunications alliance of which Person B is also a member; or

                  (viii) Person A has the right to veto either the capital or operating budgets of Person B.

8.4      Changes to Schedule "B"

         A.       Changes Made by JV Shareholder

                  JV Shareholder shall be entitled by written notice given to RCI and RCMCI not more than once in each 12 month period following the date of this Agreement to:

         (a) replace up to four Listed Material Competitors with an equivalent number of Eligible Material Competitors who shall thereupon become Listed Material Competitors; and

         (b) fill any vacancies created on Schedule "B" pursuant to sections 8.4 B.(a) or (b) with an equivalent number of Eligible Material Competitors who shall thereupon become Listed Material Competitors; provided that any vacancies created on Schedule "B" pursuant to section 8.4 B.(a) may only be filled to the extent that such vacancies resulted in the number of Listed Material Competitors being fewer than 20.

         B.       Other Changes

         (a) In the event of the acquisition of all or substantially all of the assets used in carrying on the business of a Listed Material Competitor by another Listed Material Competitor, an amalgamation, merger, arrangement or other business combination of two or more Listed Material Competitors, then the acquiring or continuing Person shall be deemed to continue as a Listed Material Competitor and a vacancy or vacancies shall be deemed to be created on Schedule "B" with respect to the Listed Material Competitor or Listed Material Competitors whose assets were acquired or who was or were amalgamated, merged or combined with the continuing Person;

         (b) A Listed Material Competitor shall be deemed to be deleted from Schedule "B" and an equivalent vacancy shall be deemed to be created in Schedule "B" if such Listed Material Competitor does not qualify to be an Eligible Material Competitor as at the date of its annual, audited consolidated financial statements for its financial year which ends next after the sixth anniversary of the date of this Agreement in the case of the original Listed Material Competitors or next after the fifth anniversary of the date of its addition to Schedule "B" (in the case of a Designated Material Competitor of AT&T which is added to Schedule "B") (the respective date referred to being the "Relevant Date");

         (c) In the event of the acquisition of all or substantially all of the assets used in carrying on the business of a Listed Material Competitor or an amalgamation, merger, arrangement or other business combination with a Listed Material Competitor, as contemplated by clause (d) of the definition of Designated Material Competitor of AT&T in Section 8.2, the Person acquiring such assets or completing such amalgamation, merger, arrangement or other business combination may be placed on the list on Schedule "B" in substitution for the Listed Material Competitor whose assets such Person acquired or with whom such Person completed the amalgamation, merger, arrangement or other business combination (the "Predecessor Listed Material Competitor"), provided that such Person shall be deemed to have become a Listed Material Competitor as of the date the Predecessor Listed Material Competitor became a Listed Material Competitor.

8.5      Acquisition of  Control  of RCI  by a Designated Material Competitor of
         AT&T

         In the event that there is an acquisition of Control of RCI by a Designated Material Competitor of AT&T (an "Acquisition of Control"):

         (a)      if, in connection with the Acquisition of Control,

                  (i) JV Shareholder had been given written notice of the proposed sale of Control of RCI at the earlier of (A) the earlier of: (i) three Business Days prior to entering into a written confidentiality, non-disclosure or similar agreement or commitment with a Third Party in connection with negotiations with such Third Party relating to a possible sale of Control of RCI to such Third Party; or (ii) the date on which any material confidential information relating to RCMCI or its subsidiaries is disclosed to such Third Party; and (B) 30 Business Days prior to the date that a binding agreement was entered into with respect to the Acquisition of Control, and

                  (ii) JV Shareholder was offered the opportunity to participate as a potential buyer in the process leading to the sale of Control of RCI on a basis equivalent to Third Parties who have entered into negotiations to acquire Control of RCI, then the provisions of section 8.6 shall apply; or

         (b) if, in connection with the Acquisition of Control, JV Shareholder had not been given the notice in the time referred to in clause (a)(i) above, or had been given such notice but had not been offered the opportunity to participate in the sale process as referred to in clause (a)(ii) above, then the provisions of section 8.7 shall apply.

         For greater certainty, RCI and RCMCI shall not have any obligation to JV Shareholder to give the notice or to offer the participation in the sale process referred to in clause (a) above. The only consequence of JV Shareholder not receiving such notice, or receiving such notice but not the offer to participate, is that section 8.7 shall be applicable in the event of an Acquisition of Control.

8.6      Shotgun Rights at FMV plus 5%

         (a) Either RCI or JV Shareholder shall have the right but not the obligation within a period of 90 days following the closing of an Acquisition of Control to which this section 8.6 applies to deliver to the other party a notice in writing (the "Section
                  8.6 Shotgun Notice") offering to purchase all but not less than all of the Securities of RCMCI owned by the other party at the purchase price per Security specified in such notice, payable in cash (the "Section 8.6 Specified Purchase Price per Security"); provided that the Section 8.6 Specified Purchase Price per Security may not exceed 105% of the Fair Market Value per Security of RCMCI. Upon the giving of a Section 8.6 Shotgun Notice, the party receiving such notice (the "Responding Party") shall thereupon cease to have the right to give a Section 8.6 Shotgun Notice under this section 8.6 unless the purchase and sale pursuant to the Section 8.6 Shotgun Notice so given is not completed as contemplated by this section 8.6, other than by reason of the default of the Responding Party, in which case, the Responding Party shall thereupon be entitled to give a Section 8.6 Shotgun Notice under this section 8.6 during the period of 30 days following the failure of the purchaser to complete any such purchase and sale.

         (b) The Responding Party shall have a period of 30 days from the date of receipt by the Responding Party of the Section 8.6 Shotgun Notice during which the Responding Party may deliver a written notice to the party giving the Section 8.6 Shotgun Notice (the "Initiating Party") either:

                  (i)      accepting  the  offer to  purchase  contained  in the
                           Section 8.6 Shotgun Notice and thereby agreeing to sell all but not less than all the Securities of RCMCI owned by the Responding Party to the Initiating Party at the Section 8.6 Specified Purchase Price per Security; or

                  (ii)     rejecting  the  offer  to  purchase  set  out  in the
                           Section 8.6 Shotgun Notice.

         (c) In the event that the Responding Party fails to deliver a written notice either accepting or rejecting the offer to purchase on the terms and conditions set out in the Section
                  8.6 Shotgun Notice, the Responding Party shall be deemed to have accepted the offer to purchase and to have agreed to sell all but not less than all the Securities of RCMCI owned by the Responding Party to the Initiating Party for the Section 8.6 Specified Purchase Price per Security payable in cash.

         (d) In the event that the Responding Party delivers a written notice rejecting the offer to purchase set out in the Section
                  8.6 Shotgun Notice, the Initiating Party shall thereupon be deemed to have agreed to sell and the Responding Party shall thereupon be deemed to have agreed to purchase all and not less than all of the Securities of RCMCI owned by the Initiating Party at the Section 8.6 Specified Purchase Price per Security, payable in cash.

8.7      Shotgun Rights at any Specified Purchase Price per Security

         (a) Either RCI or JV Shareholder shall have the right but not the obligation within a period of 90 days following the closing of an Acquisition of Control to which this section 8.7 applies to deliver to the other party a notice in writing (the "Section
                  8.7 Shotgun Notice") offering to purchase all but not less than all of the Securities of RCMCI owned by the other party at the purchase price per Security specified in such notice, payable in cash (the "Section 8.7 Specified Purchase Price per Security"). Upon the giving of a Section 8.7 Shotgun Notice, the party receiving such notice (the "Responding Party") shall thereupon cease to have the right to give a Section 8.7 Shotgun Notice under this section 8.7 unless the purchase and sale pursuant to the Section 8.7 Shotgun Notice so given is not completed as contemplated by this section 8.7, other than by reason of the default of the Responding Party, in which case, the Responding Party shall thereupon be entitled to give a Section 8.7 Shotgun Notice under this section 8.7 during the period of 30 days following the failure of the purchaser to complete any such purchase and sale.

         (b) The Responding Party shall have a period of 30 days from the date of receipt by the Responding Party of the Section 8.7 Shotgun Notice during which the Responding Party may deliver a written notice to the party giving the Section 8.7 Shotgun Notice (the "Initiating Party") either:

                  (i)      accepting  the  offer to  purchase  contained  in the
                           Section 8.7 Shotgun Notice and thereby agreeing to sell all but not less than all the Securities of RCMCI owned by the Responding Party to the Initiating Party at the Section 8.7 Specified Purchase Price per Security; or

                  (ii)     rejecting  the  offer  to  purchase  set  out  in the
                           Section 8.7 Shotgun Notice.

         (c) In the event that the Responding Party fails to deliver a written notice either accepting or rejecting the offer to purchase on the terms and conditions set out in the Section
                  8.7 Shotgun Notice, the Responding Party shall be deemed to have accepted the offer to purchase and to have agreed to sell all but not less than all the Securities of RCMCI owned by the Responding Party to the Initiating Party for the Section 8.7 Specified Purchase Price per Security payable in cash.

         (d) In the event that the Responding Party delivers a written notice rejecting the offer to purchase set out in the Section
                  8.7 Shotgun Notice, the Initiating Party shall thereupon be deemed to have agreed to sell and the Responding Party shall thereupon be deemed to have agreed to purchase all but not less than all of the Securities of RCMCI owned by the Initiating Party at the Section 8.7 Specified Purchase Price per Security, payable in cash.

8.8 Acquisition of Control of RCI by a Non-Designated Material Competitor of AT&T


         In the event that there is an acquisition of Control of RCI by a Non-Designated Material Competitor of AT&T, the provisions of this Agreement shall continue in full force and effect, unamended, and the Brand Licence Agreement shall not be affected by such acquisition of Control of RCI by the Non-Designated Material Competitor of AT&T.

8.9      Change of Status of Non-Designated Material Competitor of AT&T

         In the event that a Non-Designated Material Competitor of AT&T acquires Control of RCI and at any time after such acquisition such Non-Designated Material Competitor of AT&T:

         (a) becomes Controlled or Significantly Influenced by a Person who is a Designated Material Competitor of AT&T at the time such Non-Designated Material Competitor of AT&T becomes so Controlled or Significantly Influenced;

         (b) acquires Control of a Person that is a Designated Material Competitor of AT&T at the time such Non-Designated Material Competitor of AT&T acquires Control of such Person; or

         (c) becomes an Eligible Material Competitor and is added to Schedule B pursuant to section 8.4;

then, when either RCI or JV Shareholder becomes aware of the occurrence of one or more of the events referred to in (a), (b) or (c) of this section 8.9, such Party shall give written notice to the other Parties and within 90 days of such notice, either RCI or JV Shareholder may deliver the Section 8.6 Shotgun Notice, and section 8.6 shall then apply, mutatis mutandis and either Cantel or ACE may terminate the Brand Licence Agreement in accordance with section 8.11(f), mutatis mutandis. Notwithstanding the foregoing provisions of this section 8.9, in the event that, following the occurrence of an event referred to in either section 8.9(b) or section 8.9(c), the Non-Designated Material Competitor of AT&T that either acquired Control of a Designated Material Competitor of AT&T under section 8.9(b) or became an Eligible Material Competitor and is added to

Schedule B under section 8.9(c) provides a written notice to JV Shareholder within 30 days of the occurrence of either such event ("Divestiture Notice") that such Non-Designated Material Competitor of AT&T intends to divest or otherwise transfer to a Person or Persons with whom its deals at arm's length that is not its Affiliate within a period of not more than 12 months from the date of the occurrence of the respective event so that, after giving effect to such divestitures and transfers, such Non-Designated Material Competitor of AT&T neither Controls a Designated Material Competitor nor is an Eligible Material Competitor, then neither RCI nor the JV Shareholder shall be entitled to deliver the section 8.6 Shotgun Notice unless (i) such Non-Designated Material Competitor of AT&T has not commenced its divestitures and transfers within 90 days of the date of receipt of the Divestiture Notice; or (ii) the necessary divestitures and transfers are not completed within 12 months from the date of the occurrence of the respective event under section 8.9(b) or section 8.9(c), as the case may be.

8.10     Fair Market Value per Security of RCMCI

         (a) For the purposes of section 8.6, the Fair Market Value per Security of RCMCI shall be determined as of the date of the Acquisition of Control and for the purpose of section 8.9 the Fair Market Value per Security of RCMCI shall be determined as of the date upon which the notice of exercise of the Section
                  8.6 Shotgun Notice is given and, in each case, in accordance with this section 8.10.

         (b) Either RCI or JV Shareholder may at any time appoint an internationally recognized valuator under this section 8.10 by written notice (the "appointment notice") to the other identifying the valuator so appointed. The other may then appoint a second valuator by written notice to the party which gave the appointment notice, such written notice appointing a second valuator to be given within 15 days following receipt by the other party of an appointment notice. Failing the appointment of a second valuator by such notice, the valuator identified in the appointment notice shall be the sole valuator for all purposes of this section 8.10.

         (c) Any valuator appointed under this section 8.10 shall determine the Fair Market Value per Security of RCMCI pursuant to a formal valuation prepared in accordance with Ontario Securities Commission Policy 9.1 (or its successor from time to time), including independence of the valuator, applying the valuation rules and practices as have been outlined by the Canadian Institute of Chartered Business Valuators. Fair Market Value shall be the maximum monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm's length with the other and under no compulsion to act. The valuation shall not include a downward adjustment to reflect the liquidity of the Securities, the effect of the transaction on the Securities or the fact that the Securities may not form part of a Controlling interest.

         (d) Each party appointing a valuator under clause (b) shall be liable for the fees of such valuator.

         (e) Immediately upon appointment, the valuator or valuators shall proceed to determine the Fair Market Value per Security of RCMCI. Such determination shall be made as expeditiously as possible and in any event within a period of 60 days following the appointment of such valuator or valuators. Each valuator shall specify in its valuation the dollar amount (and not a range of dollar amounts) which it considers to be the Fair Market Value per Security of RCMCI.

         (f) Upon a determination by a valuator of the Fair Market Value per Security of RCMCI, the valuator shall give notice in writing to each of RCI and JV Shareholder that it has completed its valuation, but without disclosing the amount of such valuation, and when both valuations (the "initial valuations") have been completed, the initial valuations shall be simultaneously delivered to each of RCI and JV Shareholder, together with reasonable particulars of the basis upon which such value was determined.

         (g) Subject to clause (b) and (h), the Fair Market Value per Security of RCMCI shall be the average of the Fair Market Values per Security of RCMCI of the relevant Securities determined in the initial valuations.

         (h) If the Fair Market Value per Security of RCMCI determined by one valuator in an initial valuation is more than 10% greater than the Fair Market Value per Security of RCMCI determined by the second valuator in the other initial valuation, then RCI and JV Shareholder shall agree as to the appointment of a third valuator. Failing such agreement, the auditors of RCMCI (who shall be one of the five largest international firms of chartered accountants) shall, at the request of either RCI or JV Shareholder made within seven days following delivery of the initial valuations to each of RCI and JV Shareholder, appoint a third valuator who shall be an internationally recognized valuator. The third valuator shall determine the Fair Market Value per Security of RCMCI in accordance with this section 8.10 within 60 days after the date of its appointment and shall deliver its valuation and reasonable particulars of the basis upon which such value was determined to each of RCI and JV Shareholder upon completion. For greater certainty, the third valuator shall not receive copies of the initial valuations or be advised of the dollar amounts arrived at in the initial valuations prior to delivery of the valuation of the third valuator. The Fair Market Value per Security of RCMCI for purposes of this section 8.10 shall be the Fair Market Value determined in the initial valuation which is closest to the Fair Market Value per Security of RCMCI as determined by the valuator appointed under this clause (h). The reasonable fees of the third valuator shall be borne equally by RCI and JV Shareholder.

         (i) The determination of Fair Market Value per Security of RCMCI pursuant to this section 8.10 shall be final and binding on RCI and JV Shareholder and shall not be subject to appeal.

         (j) Each of RCI and JV Shareholder agrees to co-operate in good faith with each other and the valuator or valuators to permit the determination of the Fair Market Value per Security of RCMCI.

8.11     General

         (a) A Section 8.6 Shotgun Notice or a Section 8.7 Shotgun Notice may not contain any terms and conditions to the offer to purchase the Securities of RCMCI other than:

                  (i) the receipt of all necessary regulatory approvals applicable to the transfer of ownership of the applicable Securities of RCMCI to the purchaser, on terms and conditions satisfactory to the purchaser, acting reasonably, within a period not exceeding 90 days from the making of a Concurrent Offer or, if no Concurrent Offer is required to be made, 115 days from the date the relevant agreement of purchase and sale is entered into or is deemed to be entered into between the parties; and

                  (ii) the delivery of the required closing documents by the parties to transfer to the purchaser legal title to the Securities of RCMCI to be purchased and sold.

         (b) The parties shall agree to co-operate fully in the filing of all applications for all necessary regulatory approvals and to use their respective reasonable commercial efforts to obtain all such necessary regulatory approvals within the relevant time period referred to in clause (a)(i). In the event that a necessary regulatory approval is not obtained on terms satisfactory to the purchaser, acting reasonably, within such period, the agreement of purchase and sale resulting from delivery of a Shotgun at FMV Notice or a Shotgun Notice shall cease to be binding and enforceable with respect to the purchase and sale of the Securities of RCMCI subject thereto, without prejudice to any right of the parties to seek damages for any breach of the terms and conditions of such agreement or of this Agreement.

         (c) Subject to clause (b), the agreement of purchase and sale that results from the delivery of a Shotgun at FMV Notice or a Shotgun Notice shall be closed on the fifth Business Day following receipt of all necessary regulatory approvals.

         (d) Any sale of Securities of RCMCI pursuant to the agreement of purchase and sale that results from the delivery of a Section
                  8.6 Shotgun Notice or a Section 8.7 Shotgun Notice must not be prohibited under the Trust Agreement or the JV Trust Agreement, if applicable. If such sale is prohibited or if the purchaser having agreed to make a Concurrent Offer fails to purchase or cause to be purchased the Securities of RCMCI deposited under such Concurrent Offer, the seller shall be relieved of all obligations under the agreement of purchase and sale that results from the delivery of a Section 8.6 Shotgun Notice or a Section 8.7 Shotgun Notice without liability to the purchaser. The foregoing shall not relieve the purchaser of any liability arising from any breach of the terms and conditions of the agreement of purchase and sale or of this Agreement.

         (e) Either RCI or JV Shareholder shall have the right to designate an Affiliate or a Third Party or Third Parties as the purchaser of the Securities of RCMCI who in that party's discretion may be a trustee who will hold the Securities in trust in order to comply with or pending the receipt of all necessary regulatory approvals for the transfer of such Securities to the purchasing party.

         (f) In the event that there is an Acquisition of Control, Cantel and ACE shall each be entitled to cancel in each case without any liability therefor, the Brand Licence Agreement by written notice given by the terminating party to the other party within 60 days following the Acquisition of Control.

                                   ARTICLE 9.
                                PRE-EMPTIVE RIGHT

9.1      Pre-Emptive Right of JV Shareholder

         RCMCI agrees that if RCMCI or any of its subsidiaries issues any Equity Shares or Convertible Securities (the "Additional Securities") (other than to another member of the RCMCI Wholly-Owned Group), RCMCI shall, or shall cause its subsidiary to, contemporaneously with such issuance or promptly thereafter offer to JV Shareholder the right to subscribe for and purchase a number of such Additional Securities so that JV Shareholder can maintain the voting and equity interest in the RCMCI Group (determined on a diluted basis) which JV Shareholder held immediately prior to the issue of the Additional Securities at the same cash subscription price (or if the subscription price was paid in property, the amount added to stated capital of the class of shares of RCMCI being issued in respect of such property) in respect of such Additional Securities. Such offer shall be made in writing by RCMCI to JV Shareholder and shall contain a description of the terms and conditions of the Additional Securities, the price at which the Additional Securities are to be or have been issued and the number of Additional Securities which JV Shareholder is entitled to purchase under this section and the offer shall state that if JV Shareholder wishes to purchase Additional Securities under this section, it may do so only by giving written notice of exercise of such right to RCMCI within 30 days following the date of the offer to JV Shareholder. The offer shall also state that if JV Shareholder wishes to subscribe for a number of Additional Securities less than the number to which it is entitled under this section, JV Shareholder may do so and shall, in the notice of exercise of the offer, specify the number of Additional Securities that JV Shareholder wishes to purchase. RCMCI shall not be required to offer to JV Shareholder any securities issuable upon the conversion of, or otherwise issuable pursuant to, a Convertible Security so long as JV Shareholder was offered the right to acquire such Convertible Security in accordance with this section 9.1.

9.2      Non-Applicability of Pre-Emptive Right

         The provisions of section 9.1 shall not apply to any issue of Equity Shares or Convertible Securities:

         (a) pursuant to the conversion of Class A Shares into Class B Shares or pursuant to the exercise of any conversion or exchange right attached to any currently outstanding Convertible Security of RCMCI;

         (b) to a director, officer or employee of RCMCI pursuant to an employee stock option plan, employee stock purchase plan or other employee stock incentive plan of RCMCI provided that the Equity Shares issuable pursuant to such plans do not exceed 10% of the then outstanding number of Equity Shares.

9.3      Pre-Emptive Right of RCI

         RCMCI agrees that RCI shall have a pre-emptive right on the same terms and conditions as the pre-emptive right granted to JV Shareholder under section
9.1 and the provisions of sections 9.1 and 9.2 shall apply, mutatis mutandis, to the pre-emptive right granted by RCMCI to RCI under this section 9.3.



                                   ARTICLE 10.
                               CLOSING PROCEDURES

10.1.    Closing Procedures

         Except as otherwise expressly provided in this Agreement, if a purchase and sale of Securities is made pursuant to this Agreement, the following shall apply:

         (a) Payment of Purchase Price and Delivery of Certificates. The purchase price shall be paid on closing. If the purchase price is payable in cash, it shall be paid by wire transfer in immediately available funds or in such other manner as the Purchaser and Vendor may agree upon. The purchase price shall be paid against receipt of the share certificate or certificates representing the Securities or Convertible Securities being purchased, duly endorsed for transfer in blank with signatures guaranteed by a Canadian chartered bank or trust company.

         (b) Date and Time of Closing. If the date for completion of any transaction of purchase and sale falls on a day which is not a Business Day, the transaction shall be completed on the first Business Day following such date. Closing shall take place at 11:00 a.m. on the date for completion at the registered office of RCMCI.

         (c) Title. The acceptance by the vendor of payment for the Equity Shares or Convertible Securities being purchased and sold shall constitute a representation and warranty by the vendor that the vendor has good and marketable title to such Securities or Convertible Securities free and clear of any Pledge or adverse claim (collectively, the "Liens"), except the terms of this Agreement and the Related Agreements. Notwithstanding the foregoing, the vendor shall deliver to the purchaser all such documents, instruments and releases and shall do all such acts and things as the purchaser may reasonably request, whether before or after completion of the transaction, to vest such title in the purchaser free and clear of all Liens except the terms of this Agreement and the Related Agreements.

         (d) Failure to Complete Sale. If, at the time of closing, the vendor shall not complete the sale for any reason, the purchaser shall have the right to deposit the purchase price for the Securities or Convertible Securities, if any, to be purchased and sold for the account of the vendor in an account with the bankers of RCMCI and such deposit shall constitute valid and effective payment of the purchase price to the vendor. Thereafter the purchaser shall have the right to execute and deliver any deeds, stock transfers, assignments, resignations, releases and other documents as may, in the reasonable opinion of the purchaser, be necessary or desirable in order to complete the transaction. If payment of the purchase price is so deposited, then from and after the date of deposit, notwithstanding that certificates or instruments evidencing the Securities or Convertible Securities may not have been delivered to the purchaser, the purchase of the Securities or Convertible Securities shall be deemed to have been fully completed and the records of RCMCI shall be amended accordingly and all right, title, benefit and interest, both at law and in equity, in and to the Securities or Convertible Securities shall be conclusively deemed to have been transferred and assigned to and become vested in the purchaser and all right, title and interest of the vendor and of any other Person (other than the purchaser) having any interest therein, legal or equitable, in any capacity whatsoever shall cease.



                                   ARTICLE 11.
                                   ARBITRATION

11.1.    Mediation and Arbitration

         Any dispute arising out of or in relation to this Agreement, including any dispute in relation to its breach, existence, validity or termination, or whether an issue is arbitrable ("Disputes") which cannot be settled within a reasonable period of time (not exceeding 30 days from the date of written notice from any party to another describing the nature of the dispute) through negotiation, shall be submitted to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by a mediator appointed by the Arbitration and Mediation Institute of Ontario Inc., (the "AMI"), which mediation shall be governed by the then-current mediation rules of the AMI. If not thus resolved, the Dispute shall be referred to a panel of three (3) arbitrators (none of whom may have any conflict with the issues forming the subject matter of the arbitration or with the Parties to the arbitration and all of whom have the required expertise for the issues forming the subject of the arbitration) selected by the Parties, with one arbitrator to be appointed by each Party and the third arbitrator to be agreed upon by both RCMCI and JV within thirty (30) days of the termination of mediation or, in the absence of such selection, to a panel of three arbitrators appointed by the AMI upon application of either Party, which arbitration shall be governed by the Arbitration Act, 1991 (Ontario) and the then-current arbitration rules of the AMI and judgement on the award may be entered in any court having jurisdiction. Any mediator or arbitrator selected shall be qualified by education and experience to decide the matter in dispute and shall deal at arm's length to the

Parties. The arbitrators shall determine issues of arbitrability but may not award punitive damages or limit, expand or otherwise modify the terms of this Agreement. The arbitrators shall send a copy of their decision to the Parties as soon as practicable after conclusion of the final hearing, but in any event no later than sixty (60) days after the final hearing, unless that time period is extended for a fixed period by the arbitrators on written notice to each Party because of illness or other cause beyond the arbitrators' control. The decision of the arbitrators shall be final and binding on the Parties and shall not be subject to any appeal or review if the arbitrators have followed the rules of the AMI and have proceeded in accordance with the principles of natural justice. The Parties, their representatives, other participants and the mediator and/or the arbitrators shall hold the existence, content and result of the mediation and/or arbitration in confidence to the greatest extent permitted by applicable law.

11.2.    Injunctive Relief

         Notwithstanding arbitration pursuant to section 11.1 above, the Parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any Party may, in its sole discretion, apply prior to or during arbitration pursuant to section 11.1, to a court of competent jurisdiction for specific performance or injunctive relief on an interim or interlocutory basis as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof at an interim or interlocutory stage and, to the extent permitted by applicable law, each Party waives any objection to the imposition of such relief.

                                   ARTICLE 12.
                               GENERAL PROVISIONS

12.1.    Term

         This Agreement shall come into force and effect as of the date set out on the first page of this Agreement and, except as otherwise expressly provided in this Agreement, shall continue in force until the earliest of:

         (a) the 180th day following the date on which JV Shareholder and any Permitted Transferees first cease to own in the aggregate at least the JV Threshold Amount provided that JV Shareholder and any Permitted Transferees cease to own in the aggregate at least the JV Threshold Amount throughout such 180 day period;

                  Notwithstanding section 12.1(a), if JV Shareholder shall have given written notice (the "Purchase Notice") to RCMCI, not later than 90 days prior to the expiry of such 180 day period, advising RCMCI of the fact that JV Shareholder and any Permitted Transferees ceased to own in the aggregate at least the JV Threshold Amount, setting out details of the then ownership of Securities by JV Shareholder and its Permitted Transferees and subscribing to RCMCI at Fair Market Value for such number of authorized and unissued Class B Shares as is necessary for JV Shareholder and any Permitted Transferees to own in the aggregate at least the JV Threshold Amount after giving effect to such subscription and either (A) RCMCI has failed to issue such Class B Shares to JV Shareholder or its Permitted Transferees at such price or (B) such shares have been issued to JV Shareholder or its Permitted Transferees, such that JV Shareholder and its Permitted Transferees own at least the JV Threshold Amount, then this Agreement shall continue in full force and effect. JV Shareholder shall not be entitled to give the Purchase Notice if both of AT&T U.S. and its Affiliates on the one hand, and BT and its Affiliates, on the other hand, have Transferred Class B Shares (whether directly or indirectly through JV Shareholder) otherwise than to the Rogers Group or to Permitted Transferees. Any Additional Class B Shares issued pursuant to this section 12.1(a) shall not be counted for purposes of determining whether RCMCI is entitled to exercise its rights to issue Equity Shares under section 3.1(e)(vi);

         (b) having ceased to own in the aggregate at least the JV Threshold Amount and having thereafter acquired sufficient Securities to again own in the aggregate at least the JV Threshold Amount as contemplated in clause (a) above, JV Shareholder and any Permitted Transferees thereafter cease to own the JV Threshold Amount;

         (c) at any time that JV Shareholder and any Permitted Transferees cease to own in the aggregate at least 5% of the outstanding Securities;

         (d) in the event JV Shareholder is required to convert its Securities into Class B Shares in compliance with section 4.4; and

         (e) the date on which this Agreement is terminated by written agreement of all of the Parties.

12.2.    Termination Not to Affect Rights or Obligations

         The termination of this Agreement shall not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination and such rights and obligations shall survive the termination of this Agreement.

12.3.    Notices

         Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. If any notice or other communication shall be given by a method other than facsimile or other means of electronic communication, a copy of such notice or other communication will be delivered by facsimile as outlined below but failure to do so will not constitute failure to provide proper notice. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the third Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the day received if received prior to 5:00 p.m. (local time) on a Business Day, otherwise on the following day that is a Business Day, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

         (a)      if to RCMCI:

                  Rogers Cantel Mobile Communications Inc.
                  333 Bloor Street East, 10th Floor
                  Toronto, Ontario
                  M4W 1G9

                  Attention:       Chief Executive Officer
                  Telecopier:      (416) 935-3538

         with a copy to:

                  Rogers Cantel Mobile Communications Inc.
                  333 Bloor Street East, 10th Floor
                  Toronto, Ontario
                  M4W 1G9

                  Attention:       Chairman of the Board of Directors
                  Telecopier:      (416) 935-3538

         and with a copy to:

                 Tory Tory DesLauriers & Binnington
                 Suite 3000
                 Aetna Tower
                 P.O. Box 270
                 Toronto-Dominion Centre
                 79 Wellington Street West
                 Toronto, Ontario
                 M5K 1N2

                 Attention:        James E.A. Turner
                 Telecopier:       (416) 865-7380

         (b)     if to RCI:

                  Rogers Communications Inc.
                  333 Bloor Street East, 10th Floor
                  Toronto, Ontario
                  M4W 1G9

                  Attention:       Chief Executive Officer
                  Telecopier:      (416) 935-3538

         with a copy to:

                  Rogers Communications Inc.
                  333 Bloor Street East, 10th Floor
                  Toronto, Ontario
                  M4W 1G9

                  Attention:       Chief Financial Officer
                  Telecopier:      (416) 935-3557

         and with a copy to:

                  Tory Tory DesLauriers & Binnington
                  Suite 3000
                  Aetna Tower
                  P.O. Box 270
                  Toronto-Dominion Centre
                  79 Wellington Street West
                  Toronto, Ontario
                  M5K 1N2

                  Attention:       James E.A. Turner
                  Telecopier:      (416) 865-7380

         (c)      if to JV Shareholder:

                  JV II
                  c/o AT&T Corp.
                  295 North Maple Avenue
                  Basking Ridge, New Jersey
                  07920

                  Attention:       Secretary, Marilyn Wasser
                  Telecopier:      (908) 221-4408

                  and:

                  c/o British Telecommunications plc
                  81 Newgate Street
                  London, UK
                  EC1A 7AF

                  Attention:       The Solicitor (Ref. CYB)
                  Telecopier:      44-1-71-356-6151


         with a copy to:

                  Fasken Campbell Godfrey
                  TD Bank Tower
                  P.O. Box 20
                  Toronto-Dominion Centre
                  Toronto, Ontario
                  M5K 1N2

                  Attention:       George C. Glover, Jr.
                  Telecopier:      (416) 364-7813


         and to:

                  Goodman Phillips & Vineberg
                  Suite 2400
                  250 Yonge Street
                  Toronto, Ontario
                  M5B 2M6

                  Attention:       Stephen H. Halperin
                  Telecopier:      (416) 979-1234

12.4.    Time Limits

         The Parties to the Agreement have set the time limits in this Agreement after due consideration of the amount of time necessary to complete each step and it is their express desire that no extension of any time limit shall be granted except in extraordinary circumstances, the onus for the proof of the existence of which lies on the Party seeking an extension.

12.5.    Further Assurances

         Each of the Shareholders shall vote and act at all times as a shareholder of RCMCI and in all other respects to take all such steps, execute all such documents and do all such acts and things as may be necessary and within the power of such Shareholder to implement to the full extent the provisions of this Agreement.

12.6.    Counterparts

         This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

12.7.    Enurement

         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and legal personal representatives and permitted assigns. Except as otherwise expressly provided in this Agreement, the rights and benefits under this Agreement may not be transferred, assigned or delegated to any Person except with the prior written consent of the Party granting such rights and benefits.

12.8     Transferees bound by this Agreement

         In the event of an acquisition of control of RCMCI by a Person who has assumed the obligations of RCI under this Agreement, references herein to RCI shall be deemed thereafter to refer to such Person and in the event of a Transfer to a Permitted Transferee of all of the Securities of RCMCI held, directly or indirectly, by JV Shareholder, references herein to JV Shareholder shall be deemed thereafter to refer to such Permitted Transferee.

         IN WITNESS WHEREOF the parties have executed this Agreement.

              ROGERS COMMUNICATIONS INC.


              /s/        Graeme McPhail
              ------------------------------
              By:        Graeme McPhail
              Title:

              /s/        David Miller
              ------------------------------
              By:        David Miller
              Title:


              JVII PARTNERSHIP


              /s/        Dexter Congbalay
              ------------------------------
              By:        Dexter Congbalay
              Title:

              /s/        Cynthia S. Brown
              ------------------------------
              By:        Cynthia S. Brown
              Title:


              ROGERS CANTEL MOBILE COMMUNICATIONS INC.


              /s/        Graeme McPhail
              ------------------------------
              By:        Graeme McPhail
              Title:

              /s/        David Miller
              ------------------------------
              By:        David Miller
              Title:

                                  SCHEDULE "A"

                             OWNERSHIP OF SECURITIES
                    ROGERS CANTEL MOBILE COMMUNICATIONS INC.



                           Class A Shares     %     Class B Shares     %


Rogers Communications Inc.     62,820,371   69.4%              ---    0.0%


Public                                ---    0.0%       19,448,395   59.1%


JVII Partnership               27,647,888   30.6%       13,486,495   40.9%
                               ----------  ------       ----------  ------


                               90,468,259  100.0%       32,934,890  100.0%

                                  SCHEDULE "B"

                           LISTED MATERIAL COMPETITORS


1.   BCE
2.   Telus
3.   Call-Net
4.   GTE
5.   MCI Worldcom
6.   Sprint (US)
7.   Ameritech
8.   BellSouth
9.   Clearnet
10.  Telesystem
11.  Nextel
12.  Qwest
13.  Global Crossing
14.  AOL
15.  Cable and Wireless
16.  Alltel
17.  Vodafone
18.  EDS
19.  Deutsch Telekom
20.  France Telecom
21.  McLeod USA
22.  Orange
23.  Telmex

                                  SCHEDULE "C"

                               PLEDGES OUTSTANDING

The following Pledges are currently outstanding:

         (A) the Pledge of RCMCI Class B Restricted Voting Shares (in the form of RCMCI Class A Multiple Voting Shares) in connection with the obligations of Rogers Cablesystems Limited ("Cablesystems") under an amended and restated loan agreement made as of April 2, 1990 and amended and restated on November 26, 1996 and as further amended on April 21, 1997, May 1, 1997 and December 23, 1997; and

         (B) security granted by Cantel under the its Amended and Restated Deed of Trust dated March 15, 1997 between Cantel and National Trust Company to secure obligations of Cantel under the following agreements: (1) a Letter Loan Agreement dated October 31, 1991 between Cantel and The Bank of Nova Scotia as amended on March 30, 1992 re a Cdn.$10,000,000 overdraft (operating) credit facility; (2) Amended and Restated Credit Agreement dated as of March 15, 1997 between Cantel and The Bank of Nova Scotia, as administrative agent, and others re a Cdn.$800,000,000 revolving credit facility; (3) Indenture dated as of May 30, 1996 among Cantel, Chemical Bank and The R-M Trust Company re Cdn.$160,000,000 10 1/2% Senior Secured Notes due 2006; (4) Indenture dated as of May 30, 1996 among Cantel, Chemical Bank and The R-M Trust Company re US$510,000,000 9-3/8% Senior Secured Debenture due 2008; (5) Indenture dated as of May 30, 1996 among Cantel, Chemical Bank and The R-M Trust Company re US$175,000,000 9 3/4% Senior Secured Debentures due 2016; (6) Indenture dated as of September 30, 1997 among Cantel, The Chase Manhattan Bank and CIBC Mellon Trust Company re US$275,000,000 8.30% Senior
                  Secured Notes due 2007; and (7) Indenture dated as of September 30, 1997 among Cantel, The Chase Manhattan Bank and CIBC Mellon Trust Company re US$215,000,000 8.8% Senior Subordinated Notes due 2007.

                                  SCHEDULE "D"

                              [LETTERHEAD OF RCMCI]

                            CONFIDENTIALITY AGREEMENT


                                                 [Date]

Rogers Communications Inc.
333 Bloor Street East
Toronto, Ontario
M4W 1G9

Attention:        Chief Executive Officer

[Purchaser]


Dear Sirs:

     We understand that Rogers Communications Inc. or its affiliates ("RCI") are considering the possibility of a sale of |X| Class A Multiple Voting Shares [and/or other securities] of RCMCI to |X| ("Purchaser"). In connection with such potential sale, RCMCI agreed in the shareholders agreement dated August 16, 1999 (the "Shareholders' Agreement") among such parties and RCMCI that if it furnished to the Purchaser information which is either non-public, confidential or proprietary in nature in order to permit the Purchaser to carry out reasonable due diligence with respect to RCMCI it would obtain a confidentiality agreement in the form of this letter. The purpose of this letter agreement is to set out the agreement of RCMCI, RCI and the Purchaser with respect to the disclosure, provision and use of such information.

     For the purposes of this agreement, "Confidential Information" means any and all information supplied or communicated (either orally or in writing) by RCMCI to the Purchaser including information designated as confidential, or which ought to be considered as confidential from its nature or from the circumstances surrounding its disclosure or which is acquired by inspection.

Confidential Information includes, without limiting the generality of the foregoing, information:

1. relating to RCMCI's software or hardware products and services, or to its research and development projects or plans; and

2.       relating  to  RCMCI's  business   policies,   strategies,   operations,
         finances,   plans  or  opportunities  including  the  identity  of,  or particulars about, RCMCI's customers, clients or suppliers.

SECTION 1 - RCMCI CONFIDENTIAL INFORMATION

     All of RCMCI's Confidential Information provided or communicated to the Purchaser, its directors, officers, employees, agents, or representatives,
including,  without  limitation,  its  lawyers,   accountants,   consultants  or
financial advisors (all of such persons other than the Purchaser are collectively referred to as "representatives") shall remain the exclusive and confidential property of RCMCI. The Purchaser shall not disclose, or allow to be disclosed, RCMCI's Confidential Information to any person other than the Purchaser's representatives as permitted under this Agreement. The Purchaser agrees to take all reasonable steps (including those steps the Purchaser takes to protect its own information, data or tangible or intangible property which it regards as confidential) to ensure the confidentiality of RCMCI's Confidential Information including, without limitation, requiring its representatives to agree to be bound by the provisions of this Agreement prior to the disclosure of any such Confidential Information to any such representative. The Purchaser shall allow access to RCMCI's Confidential Information to representatives only on a need-to-know basis. The Purchaser agrees that Confidential Information which consists of competitively sensitive information may be made available by RCMCI to the Purchaser subject to such additional restrictions and pursuant to such other arrangements as RCMCI may determine. Except as otherwise required by law, the Purchaser agrees to keep confidential the fact that Confidential Information is being provided to it under this Agreement, that this Agreement has been entered into or that the Purchaser is considering the possible purchase by it from RCI of securities of RCMCI.

SECTION 2 - USE OF CONFIDENTIAL INFORMATION

                  The Purchaser agrees that it will not use, nor will it permit any person to whom disclosure is permitted under this Agreement to use, any Confidential Information other than for the purpose of evaluating a purchase of securities of RCMCI from RCI.

SECTION 3 - PERMITTED DISCLOSURE AND USE

     The provisions of Section 1 and 2 shall not apply to and Confidential Information shall not include:

         (i) information that is in the public domain other than as a consequence of a breach of the obligations contained in this Agreement to maintain the confidentiality of Confidential Information;

         (ii) information that is known by the Purchaser prior to the disclosure to the Purchaser without any other obligation of confidentiality to RCMCI or is independently developed by the Purchaser without use of the Confidential Information or breach of the obligations contained in this Agreement; and

         (iii) information that has been received by the Purchaser from a third party who is not subject to obligations similar to the obligations contained in this Agreement.

SECTION 4 - PROVISION AND RETURN OF CONFIDENTIAL INFORMATION

     Unless otherwise agreed to in writing by RCMCI, the Purchaser shall:

         (i) return or cause to be returned to RCMCI all copies of the Confidential Information in its possession or in the possession of its representatives (which are not destroyed pursuant to clause (ii) of this section 4); and

         (ii) destroy all copies of any analyses, compilations, studies or other documents prepared by the Purchaser or for the Purchaser's use containing, incorporating or reflecting any Confidential Information;

  before the close of business 24 hours following the date of any written request by RCMCI to the Purchaser to return or destroy the Confidential Information. The Purchaser shall certify to RCMCI in writing of its compliance with this section forthwith after having so complied. For purposes of this section, "document" means any embodiment of Confidential Information in any physical or ephemeral form, including any and all papers, reproductions, slides and microfilms and any electronic media such as disks, tapes, other magnetic media, computer software and computer storage systems containing any Confidential Information and, where this Agreement calls for any document to be destroyed, in the case of electronic media that can be erased, such obligation means that such document shall be permanently erased.

SECTION 5 - COURT ORDERS

     In the  event  that  the  Purchaser  or  anyone  else to whom  Confidential
Information is provided as permitted by this Agreement receives notice indicating that it may or will be legally compelled to disclose any of the Confidential Information to any person other than as permitted by this Agreement, the Purchaser shall provide RCMCI with prompt notice so that RCMCI may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained for whatever reason, or that RCMCI waives compliance with the provisions of this Agreement, such compelled person will furnish only that portion of the information in respect of which it is advised by written opinion of counsel that it is legally required to disclose and will exercise its best efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information. Such compelled disclosure of Confidential Information by the Purchaser will not constitute a breach of this Agreement.

SECTION 6 - SPECIFIC PERFORMANCE

     RCI and the Purchaser understand and agree that this Agreement is separate and independent of any agreement which has been or is entered into by RCI and the Purchaser. The existence of any claim or cause of action by RCI or the Purchaser against the other, whether predicated on such other agreements or otherwise, shall not constitute a defence to the enforcement by RCMCI of any of the covenants and agreements contained in this Agreement. The parties hereto agree that failure to comply with the provisions of this Agreement may cause irreparable harm to RCMCI and accordingly agree that any court having jurisdiction may enter a preliminary and/or permanent restraining order, injunction or order for specific performance in the event of actual or threatened breach of any of the provisions of this Agreement in addition to imposing any other remedies available.

SECTION 7 - NO REPRESENTATION OR WARRANTIES REGARDING CONFIDENTIAL INFORMATION


     The Purchaser acknowledges that any Confidential Information provided to it under this Agreement is given without any liability whatsoever on the part of RCMCI or RCI or their respective directors, officers or employees and that no representation or warranty is made with respect to such Confidential Information by RCMCI, RCI or their respective directors, officers or employees and the Purchaser acknowledges that RCMCI shall have no obligation whatsoever to update or supplement the Confidential Information. Except as hereinafter provided, each of RCI and the Purchaser agrees not to assert or allege the existence of any representation, warranty or agreement by RCMCI or its directors, officers or employees as a result of the provision of Confidential Information. RCMCI shall have liability only in respect of those representations, warranties and agreements which are made in writing by RCMCI and duly executed by it.

SECTION 8 - LIABILITY FOR BREACH OF AGREEMENT BY REPRESENTATIVES

     The Purchaser agrees to be responsible for any breach of this Agreement by any of its representatives.

SECTION 9 - PROVISIONS DISTINCT AND SEVERABLE

     Each of the provisions contained in the Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

SECTION 10 - GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

                             Yours very truly,

                             ROGERS CANTEL MOBILE COMMUNICATIONS INC.



                             by:


Accepted and agreed to as of the date set forth above.

ROGERS COMMUNICATIONS INC.

by:

[Purchaser]

by: